UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                )

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BRE Properties, Inc.

(Name of Registrant as Specified In Its Charter)

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BRE PROPERTIES, INC.

525 Market Street, 4th Floor

San Francisco, CA 94105

March 17, 2008

Dear Shareholder:

It is a pleasure to invite you to attend our Annual Meeting of Shareholders to be held on Thursday, May 15, 2008, at 10:00 a.m. Pacific Daylight Time, at Le Meridien Hotel, 333 Battery Street, San Francisco, California. The Annual Meeting will also feature a report on the operations of your Company, followed by a question and discussion period. After the Annual Meeting, you will have the opportunity to speak informally with the directors and officers.

This booklet, which includes the notice of meeting and proxy statement, contains information about the formal business to be acted on by shareholders. At the Annual Meeting, you will be asked to vote on: (i) electing nine Directors whose term of office expires at the Annual Meeting to serve until the next Annual Meeting of Shareholders of the Company, and until their respective successors are duly elected and qualified, (ii) approving the Amended and Restated 1999 BRE Stock Incentive Plan to, among other things, extend the term of the 1999 BRE Stock Incentive Plan, as previously amended, for ten additional years and increase the maximum number of shares reserved for issuance at any time thereunder from 3,500,000 shares to 4,500,000 shares, (iii) ratifying the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company and (iv) such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NINE DIRECTOR NOMINEES PROPOSED IN THE ENCLOSED PROXY STATEMENT AND VOTE “FOR” THE OTHER ITEMS TO BE VOTED ON AT THE ANNUAL MEETING.

It is important that your shares be voted whether or not you plan to be present at the Annual Meeting. Please complete, sign, date and return the enclosed proxy card promptly, or you may utilize our telephone or Internet proxy authorization procedures, as more fully described in the Proxy Statement and in the enclosed proxy card. If you attend the Annual Meeting and wish to vote your shares personally, you may revoke any previously executed proxy.

Please vote promptly, and we look forward to seeing you at the Annual Meeting.

Sincerely,

BRE PROPERTIES, INC.

Constance B. Moore
President & Chief Executive Officer

BRE PROPERTIES, INC.

Notice of Annual Meeting of Shareholders

Notice is hereby given that the Annual Meeting of Shareholders of BRE Properties, Inc., a Maryland corporation, will be held on Thursday, May 15, 2008, at 10:00 a.m. Pacific Daylight Time, at Le Meridien Hotel, 333 Battery Street, San Francisco, California, for the following purposes:

1.	To elect nine Directors, whose term of office expires at the Annual Meeting, to serve until the Annual Meeting of Shareholders of the Company to be held in calendar year 2009, and until their respective successors are duly elected and qualified;

2.	To consider and vote upon a proposal to approve the Amended and Restated 1999 BRE Stock Incentive Plan to, among other things, extend the term of the 1999 BRE Stock Incentive Plan, as previously amended, for ten additional years and to increase the maximum number of shares reserved for issuance at anytime thereunder from 3,500,000 shares to 4,500,000 shares (a copy of the proposed Amended and Restated 1999 BRE Stock Incentive Plan is attached as Annex D to the Proxy Statement accompanying this notice);

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Shareholders of record of the Company’s Common Stock at the close of business on March 14, 2008 are entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose germane to the meeting at BRE’s executive offices, 525 Market Street, 4th Floor, San Francisco, CA 94105, during normal business hours during the ten days prior to the Annual Meeting. The list of shareholders will also be available for inspection at the Annual Meeting.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 15, 2008:

The Proxy Statement, Annual Report on Form 10-K and Annual Report are available at www.breproperties.com/investors/proxy.

By Order of the Board of Directors

KERRY FANWICK

Corporate Secretary

Dated: March 17, 2008

BRE PROPERTIES, INC.

525 Market Street, 4th Floor

San Francisco, CA 94105

Telephone: (415) 445-6530

Facsimile: (415) 445-6505

Dated: March 17, 2008

PROXY STATEMENT

Annual Meeting of Shareholders

The enclosed proxy is solicited by the Board of Directors of BRE Properties, Inc., a Maryland corporation, for use at the Annual Meeting of Shareholders of BRE to be held on Thursday, May 15, 2008, at 10:00 a.m. Pacific Daylight Time, at Le Meridien Hotel, 333 Battery Street, San Francisco, California. Holders of record of BRE's common stock at the close of business on the record date for the meeting, March 14, 2008, are entitled to notice of and to vote at the Annual Meeting. On the record date, there were 50,998,339 shares of common stock outstanding, each entitled to one vote at the Annual Meeting.

The cost of soliciting proxies will be borne by BRE. Directors, officers and employees of BRE may also, without additional compensation, solicit proxies by mail, personal interview, telephone and telecopy. This Proxy Statement and the enclosed proxy card are scheduled to be mailed to shareholders commencing on or about March 26, 2008.

BRE will request banks, brokerage houses and other institutions, nominees and fiduciaries to forward the soliciting material to the beneficial owners of shares and to obtain authorization for the execution of proxies. We will, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners. If a shareholder is a participant in our Direct Stock Purchase and Dividend Reinvestment Plan, the proxy card represents a voting instruction as to the number of full shares in the plan account, as well as any shares held of record by the shareholder.

In lieu of mailing the proxy card in the postage-paid envelope provided, shareholders of record can authorize the proxies to vote their shares by calling the toll-free telephone number, or by accessing the Internet voting website set forth on the enclosed proxy card. The telephone and Internet proxy authorization procedures are designed to authenticate shareholders by use of a control number on your proxy card. The procedures allow shareholders to authorize the proxies to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any shareholder of record interested in voting by telephone or Internet are set forth on the enclosed proxy card.

All proxies properly authorized or delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting or any adjournment or postponement thereof as specified in such proxies. Votes at the Annual Meeting will be tabulated by one or more independent inspectors of election appointed by BRE. If no vote is specified in a properly signed or authorized proxy, the shares represented by such proxy will be voted FOR the election of the nine Director nominees proposed by the Nominating and Governance Committee of the Board of Directors (Proxy Item No. 1), FOR the approval of the Amended and Restated 1999 BRE Stock Incentive Plan (Proxy Item No. 2), FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company (Proxy Item No. 3), and in the proxy holder’s discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The nine nominees for election as Directors who receive the highest number of votes cast in person or by proxy at the Annual Meeting, provided a quorum is present, shall be elected as Directors. The affirmative vote of a majority of the votes cast on the matter, in person or by proxy at the Annual Meeting, provided that the total votes cast on the matter represent more than 50% in interest of all votes entitled to be cast on the matter, is required to approve the Amended and Restated 1999 BRE Stock Incentive Plan. The affirmative vote of a majority of the votes cast on the matter in person or by proxy at the Annual Meeting, provided a quorum is present, shall be required for the ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company.

In tallying shareholder votes, abstentions and ''broker non-votes'' (i.e., shares held by brokers or nominees for which proxies are presented but as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter because it is a non-routine matter) will be counted for purposes of determining whether a quorum is present for the conduct of business at the Annual Meeting. For purposes of the vote on the approval of the Amended and Restated 1999 BRE Stock Incentive Plan to, among other things, extend the term of the 1999 BRE Stock Incentive Plan, as previously amended, for ten years and to increase the maximum number of shares reserved for issuance at any time thereunder, an abstention or broker non-vote will have the same effect as a vote against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event a broker non-vote will not have any effect on the result of the vote. For purposes of the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm, abstentions will not be counted as votes cast for or against the proposal and will have no effect on the result of the vote.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of BRE a written notice of revocation, by properly delivering or authorizing a proxy bearing a later date, or by attending the meeting and voting in person.

Ernst & Young LLP, an independent registered public accounting firm, has provided services to BRE during the past fiscal year, which included the examination of our annual report to shareholders on Form 10-K, timely reviews of our quarterly reports, review of SEC registration statements and filings, preparation of our federal and state income tax returns, and accounting consultations. A representative of Ernst & Young LLP will be at the Annual Meeting to respond to appropriate questions concerning the financial statements of BRE and, if desired, to make a statement.

All Directors are expected to attend the Annual Meeting in person, absent extenuating circumstances. Eight of nine Directors attended the 2007 Annual Meeting of Shareholders.

BRE's principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105. Our telephone number is (415) 445-6530. Shareholders and other interested parties may send communications directly to the Board of Directors by sending them to the Chairman of the Board, care of the Corporate Secretary, at BRE’s principal executive offices. All correspondence will be forwarded promptly by the Corporate Secretary to the Chairman of the Board.

ELECTION OF DIRECTORS

(Proxy Item No. 1)

Our Articles of Incorporation provide that there shall be from three to fifteen Directors, as determined from time to time in the manner specified in the Company’s bylaws. Currently there are ten directors. As part of an ongoing board succession plan, Paula F. Downey was appointed to the Company’s Board of Directors effective March 1, 2008, and Roger P. Kuppinger will retire from the Board effective May 14, 2008. The Board has resolved that at the effective time of Mr. Kuppinger’s retirement, and prior to the Annual Meeting, the size of the Board will be reduced from ten members to nine.

At the Annual Meeting, nine Directors are to be elected for a one-year term expiring at the Annual Meeting to be held in calendar year 2009, and until their successors are duly elected and qualified. The nominees proposed by the Nominating & Governance Committee and approved by the Board for election are: Robert A. Fiddaman, Paula F. Downey, Irving F. Lyons, III, Edward E. Mace, Christopher J. McGurk, Matthew T. Medeiros, Constance B. Moore, Jeanne R. Myerson and Thomas E. Robinson. The accompanying proxies solicited by the Board will (unless otherwise directed, revoked or suspended) be voted for the election of these nominees, except as provided below in the event that any of these nominees should become unavailable for election or unable to serve.

In the unanticipated event that any nominee should become unavailable for election, or upon election should be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the person or persons named in the proxy as the proxy holder or holders, at their discretion and in accordance with their judgment or, if no such other person or persons shall be so determined, the size of the Board may be reduced at the discretion of the Board.

Information as to Nominees for Election

Robert A. Fiddaman, age 70, has been our Director since 1998. He became Chairman of the Board of the Company during 2006. He has been self-employed and a private investor since 1997. Mr. Fiddaman served as Chairman of SSR Realty Advisors, a real estate investment and management firm, from 1996 to 1997. From 1993 to 1996, he served as President and Chief Executive Officer of Metric Realty, a real estate investment and management company. Mr. Fiddaman has served as President and a Director of Calistoga Affordable Housing, a non-profit affordable housing organization, since 2001.

Paula F. Downey, age 52, has been our Director since March 1, 2008. Ms. Downey has served as President of AAA Northern California, Nevada and Utah (CSAA), a federation of motor clubs and the second largest AAA affiliate, since 2005. She was Chief Operations Officer from 2003 to 2005, and Senior Vice President and Chief Financial Officer from 2000 to 2003. Ms. Downey held several other executive positions since joining AAA in 1989. Ms. Downey serves as an officer of California State Automobile Association, California State Automobile Association Inter-Insurance Bureau, and as a director of their subsidiaries including Pacific Lighthouse Reinsurance Ltd., Western United Insurance Company, CSAA Life and Financial Services, Inc., ACA Insurance Company, ACA Member Services Company, and Ceres Reinsurance, Inc. Ms. Downey currently serves on the boards of the Bay Area Council and the Golden Gate National Parks Conservancy.

Irving F. Lyons, III, age 58, has been our Director since 2006. Mr. Lyons served as Vice Chairman of ProLogis, a global provider of distribution facilities and services, from 2001 through May 2006. He was Chief Investment Officer from March 1997 to December 2004, and held several other executive positions since joining ProLogis in 1993. Prior to joining ProLogis, he was a Managing Partner of King & Lyons, a San Francisco Bay Area industrial real estate development and management company, since its inception in 1979.

Edward E. Mace, age 56, has been our Director since 1998. Mr. Mace has served as President of Mace Pacific Holding Company, LLC, a private investment company, since 2006. From 2001 to 2006, he served as

President, Vail Resorts Lodging Company and Rock Resorts International LLC (both subsidiaries of Vail Resorts, Inc., an owner, manager and developer of ski resorts and related lodging.) Mr. Mace served as President and Chief Executive Officer of Fairmont Hotels & Resorts-U.S./Mexico division from 2000 to 2001 and was President & Chief Executive Officer, Fairmont Hotels from 1996 to 2000.

Christopher J. McGurk, age 51, has been our Director since 2006. Mr. McGurk has served as CEO of Overture Films, a motion picture studio, since November 2006. Prior to his post at Overture Films, Mr. McGurk served as Vice Chairman and COO of Metro-Goldwyn-Mayer, Inc. (MGM), a motion picture, television, home video, and theatrical production and distribution company, from 1999 to 2005. From 1996 to 1999, Mr. McGurk served in executive capacities with Universal Pictures, a division of Universal Studios Inc., most recently as President and COO.

Matthew T. Medeiros, age 51, has been our Director since 2005. Mr. Medeiros has served as President, Chief Executive Officer and Director of SonicWALL, a global Internet security company, since March 2003. From 1998 to December 2002, he served as Chief Executive Officer of Philips Components, a division of Royal Philips Electronics, a consumer electronics company. Mr. Medeiros served as Chairman of the Board, LG.Philips LCD, a liquid crystal display joint venture, from 2001 to 2002.

Constance B. Moore, age 52, has been our Director since 2002. Ms. Moore has served as President and Chief Executive Officer of the Company since January 1, 2005, and was President and Chief Operating Officer in 2004. Ms. Moore was Executive Vice President and Chief Operating Officer of BRE from July 2002 through December 2003. She held several executive positions with Security Capital Group & Affiliates, an international real estate operating and investment management company, from 1993 to 2002, including Co-Chairman and Chief Operating Officer of Archstone Communities Trust.

Jeanne R. Myerson, age 55, has been our Director since 2002. Ms. Myerson has served as President and Chief Executive Officer of The Swig Company, a private real estate investment firm, since 1997. She served as President and Chief Executive Officer of The Bailard, Biehl & Kaiser REIT from 1993 to 1997.

Thomas E. Robinson, age 60, was appointed as a Director of BRE on July 1, 2007. Mr. Robinson has served as a managing director of the real estate investment banking group at Stifel, Nicolaus & Company, Inc., a full-service regional brokerage and investment banking firm, and its prior affiliate Legg Mason, since 1997. From 1994 to 1997, he served as the President and Chief Financial Officer of Storage USA, Inc., a self-storage real estate investment trust. Mr. Robinson currently serves on the Tanger Factory Outlet Centers, Inc. board of directors, is a former trustee/director of Centerpoint Properties Trust and Legg Mason Real Estate Investors, Inc., and a past member of the board of governors of the National Association of Real Estate Investment Trusts (NAREIT).

Vote Required

The nine nominees who receive the highest numbers of votes, in person or by proxy, shall be elected as Directors at the Annual Meeting, if a quorum is present. The Board unanimously recommends that the shareholders vote FOR each of Messrs. Fiddaman, Lyons, Mace, McGurk, Medeiros and Robinson and Mses. Downey, Moore and Myerson.

GOVERNANCE, BOARD AND COMMITTEE MEETINGS; COMPENSATION OF DIRECTORS

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of its Directors, Officers and employees. The Company has made the Code of Business Conduct and Ethics available on its website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105.

Corporate Governance Guidelines

The Company has also adopted Corporate Governance Guidelines, which are available on its website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105.

Attendance by our Directors at 2007 Board, Committee and Annual Meetings

During the year ended December 31, 2007, the Board held six meetings. All Directors attended 80% or more of the meetings of the Board and the committees on which they served during 2007. Eight of nine Directors attended last year’s Annual Meeting of Shareholders.

Committees of our Board of Directors

The Board currently has five committees to direct and review BRE’s operations and strategic activities: Executive; Audit; Compensation; Nominating & Governance; and Real Estate. All of the present Directors and the committees on which they currently serve are set forth in the following table.

Director	Independent	Executive Committee	Audit Committee	Compensation Committee	Nominating & Governance Committee	Real Estate Committee
Robert A. Fiddaman	X	C			C
Paula F. Downey (1)	X		M
Roger P. Kuppinger (2)	X		M
Irving F. Lyons, III	X		M		M	M
Edward E. Mace	X	M		C	M
Christopher J. McGurk	X			M		M
Matthew T. Medeiros	X			M		M
Constance B. Moore		M
Jeanne R. Myerson	X	M			M	C
Thomas E. Robinson (3)	X	M	C	M

“C”	signifies a chairperson or co-chairperson and “M” signifies a member.
“X”	signifies an independent Director as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. In addition, Management has determined that each independent Director has no material relationship with BRE based on a review of direct and indirect transactions and relationships that each of our Directors had or maintained with us and our Management and employees. No such transactions or relationships were noted during management’s review.

(1)	Ms. Downey joined the Board and became a member of the Audit Committee on March 1, 2008.
(2)	Mr. Kuppinger served as Chairman of the Audit Committee and a member of the Executive Committee through March 7, 2008.
(3)	Mr. Robinson was appointed Chairman of the Audit Committee and a member of the Executive Committee on March 7, 2008.

Executive Committee

The Executive Committee is comprised of the Chief Executive Officer, Chairman of the Board and the Chairperson of each Board Committee. The Executive Committee serves primarily as the pricing committee for the company’s external capital raising activities. The Executive Committee has all powers of the Board in the management and affairs of BRE, subject to limitations prescribed by the Board, the Articles of Incorporation and Bylaws of BRE and by Maryland law. The Executive Committee met once during 2007.

Audit Committee

BRE has an Audit Committee composed exclusively of independent Directors as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. Messrs. Roger P. Kuppinger and Thomas E. Robinson qualify as “audit committee financial experts” within the definition adopted by the SEC. Information regarding the membership of, and functions performed by, the Audit Committee is set forth in the section entitled “Report of the Audit Committee,” included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board, which is attached hereto as Annex A to this Proxy Statement. The charter is also available on our website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105. The Audit Committee met formally five times in 2007.

Compensation Committee

The Compensation Committee conducts Chief Executive Officer performance evaluations, establishes compensation for the CEO, reviews and approves the recommendations made by the CEO with respect to the compensation of executive officers, administers our stock compensation plans and reviews all benefit programs. The Compensation Committee is composed exclusively of independent Directors as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. A committee charter has been adopted by the Board, which is attached hereto as Annex B to this Proxy Statement. The charter is also available on our website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105. The Compensation Committee met formally six times during 2007.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2007 included Messrs. Mace, as chairperson, Lyons, McGurk, Medeiros, Robinson and Gregory M. Simon. Mr. Simon retired from the Board effective June 30, 2007. No member of this committee was at any time during 2007 or at any other time an officer or employee of the company, and no member had any relationship with the company requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC.

None of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board of Directors or Compensation Committee during 2007.

Nominating & Governance Committee

The Nominating & Governance Committee nominates Directors, oversees the Company’s governance structure, and reviews the management succession plan. The Nominating & Governance Committee is composed exclusively of independent Directors as defined by the New York Stock Exchange and as required by BRE’s Corporate Governance Guidelines. A committee charter has been adopted by the Board, which is attached hereto as Annex C to this Proxy Statement. The charter is also available on our website at www.breproperties.com and in print. To receive a printed copy, contact the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105. The Nominating & Governance Committee met formally five times during 2007.

Real Estate Committee

The Real Estate Committee assesses management’s recommendations regarding property investments. It analyzes and recommends to the Board whether to proceed with proposed development opportunities, acquisitions and dispositions above specified thresholds. The Real Estate Committee met formally five times during 2007 and held numerous informal meetings, including meetings with management and several property tours.

Executive Sessions of Non-Management Directors

Pursuant to our Corporate Governance Guidelines, our non-management Directors hold executive sessions without management Directors or management present at least four times per year. During 2007, our non-management Directors held six such executive sessions. Mr. Fiddaman was the presiding Director at the executive sessions. Our Corporate Governance Guidelines also require that if the non-management Directors include Directors who are not independent Directors, the independent Directors also shall meet at least once a year in executive session. As stated above, all of our non-management Directors were independent Directors for the year 2007.

Director Nomination and Evaluation Process, Independence of Our Directors

The Nominating & Governance Committee will consider nominees recommended by shareholders. Shareholders who wish to submit nominees for consideration by the Nominating & Governance Committee should submit a detailed resume of the candidate and an explanation of the reasons why the shareholder believes the candidate is qualified for service on the BRE Board. The shareholder must also provide such other information about the candidate that would be required by Securities and Exchange Commission rules to be included in a proxy statement. In addition, the shareholder must include the consent of the candidate and describe any arrangements or undertakings between the shareholder and the candidate regarding the nomination. The shareholder must submit proof of BRE share holdings. All communications should be directed to the Chairman of the Nominating & Governance Committee, care of the Corporate Secretary, BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105. Recommendations received after the dates specified under “Shareholder Proposals” in this Proxy Statement will likely not be considered timely for consideration at next year’s Annual Meeting.

A sufficient number of independent director candidates must meet the independence requirements of the New York Stock Exchange and those set forth in BRE’s Corporate Governance Guidelines, such that a majority of the Directors meet the independence requirements. In determining whether a prospective director nominee is qualified to serve on the Board, the Committee also considers, but is not limited to, the following criteria:

(i)	general understanding of BRE’s business;

(ii)	fundamental character qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility;

(iii)	general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;

(iv)	experience as a board member of another publicly held company;

(v)	ability to make independent and analytical inquiries;

(vi)	educational and professional background;

(vii)	specific experience to fill needs or requests identified by the Board; and

(viii)	whether the candidate is willing and able to devote sufficient time to Board and committee responsibilities and is willing to commit to purchase sufficient stock to meet the stock ownership guidelines.

The Nominating & Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members with qualifications and skills that are consistent with the Nominating & Governance Committee’s criteria for Board service are re-nominated. As to new candidates, the Nominating & Governance Committee generally uses a third-party search firm to identify Board candidates and polls the Board members and members of management for their recommendations. The Nominating & Governance Committee may also review the composition and qualification of the boards of BRE’s competitors and may seek input from industry experts or analysts.

The Nominating & Governance Committee reviews the qualifications, experience and background of the candidates. Final candidates are interviewed by independent Directors and the Chief Executive Officer. In making determinations, the Nominating & Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of BRE and represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Nominating & Governance Committee makes its recommendations to the Board. Recommendations received from shareholders will be processed and are subject to the same criteria as are candidates nominated by the Nominating & Governance Committee.

Compensation of Our Directors

In 2003, shareholders approved the Second Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan, under which non-employee Directors received annual equity compensation, in addition to the cash compensation of $30,000, comprised of the sum of: (a) stock options and/or share appreciation rights with a Black-Scholes value of $35,000; and (b) restricted common shares with a market price-based value of $35,000 per year. The chairman of the board or lead director was eligible to be paid up to an additional $50,000 through a combination of cash, stock options and/or share appreciation rights, and restricted shares, paid in the same proportion as director annual compensation. Committee chairpersons received additional annual compensation in the amount of $10,000, paid through a combination of cash, stock options and/or share appreciation rights and restricted shares, in the same proportion as director annual compensation.

In 2007, the Compensation Committee engaged Towers Perrin, an independent compensation consultant, to review compensation levels for other Boards and analyze BRE’s Director level compensation. In July 2007, based on the results of this analysis, the Compensation Committee recommended and the Board approved an increase to Director compensation. Total base compensation for Directors was increased from $100,000 to $130,000, and additional annual compensation for Committee chairpersons was increased from $10,000 to $15,000. The chairman of the board or lead director remains eligible to be paid up to an additional $50,000. Payments are to consist of 30% cash and 70% equity. The equity component of Director compensation is governed by the Fifth Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan, as amended and restated as of August 7, 2007 (the “Non-Employee Director Plan”). For 2007, the additional annual compensation for the chairman of the board was $50,000. Under the Non-Employee Director Plan, all future equity compensation is to be paid in the form of restricted share grants and no new options are to be issued. The equity component of the increased compensation paid in July 2007 was awarded in the form of restricted shares.

In 2003 through 2007, all option grants were made in the form of Stock Appreciation Rights (SARs) to reduce the dilutive impact of options on the Company.

Prior to 2005, awards vested one year after the grant date. Under the then-existing Third Amended and Restated Non-Employee Director Stock Option and Restricted Stock Plan (now the Non-Employee Director Plan), awards granted to Directors in May 2005 and 2006 generally vest over three years at a rate of one third per year. However, if a director voluntarily terminated his or her service as a director during the first twelve months of service, the level of vesting for restricted shares, options and SARs was prorated for each month of service prior to termination. If such a director voluntarily terminates his or her service as a director after the first twelve months of service but prior to the three year anniversary of the grant date, all unvested options, share appreciation rights and restricted shares will become fully vested. Under the then-existing Fourth Amended and Restated Non-Employee Director Plan adopted in May 2007 (now the Non-Employee Director Plan), awards granted on or after May 17, 2007 will again become fully vested one year after the grant date of the award, subject to continuing service as a director or chairperson. If a Director voluntarily terminates his or her services as a director prior to the one-year anniversary of the grant date, the number of restricted shares that will vest will be prorated based on the number of months served. Upon a change in control as defined in the Non-Employee Director Plan, all unvested options, restricted shares and SARs will vest in full. In the event of termination by the majority vote of the other members of the Board or failure to be re-elected, unvested awards will not vest.

The service year for our Directors runs from June through May, such that stock awards are granted on or about May 31 for the upcoming service year, and cash payments are made annually in November based on positions held at the time of payment. The following table sets forth the components of compensation for the 2007-2008 service year for the various Director levels.

Type of Member	Cash Compensation ($)	Option/SAR Grant ($)	Restricted Share Grant ($)
Chairman of the Board (1)	58,500	47,250	89,250
Committee Chairperson	43,500	38,500	63,000
Member	39,000	35,000	56,000

(1)	The Chairman of the Board is also the Chairperson of the Nominating and Governance Committee. Compensation reflects additional annual compensation for service as both Chairman of the Board ($50,000 additional) and Committee Chairperson ($15,000 additional).

The following table sets forth BRE’s valuation of 2007 compensation for each independent Director. Fees earned or paid in cash reflect cash payments paid during calendar year 2007. Option/SAR and Stock Awards reflect the annual compensation cost of stock and option awards for 2007, as footnoted below.

Name	Fees earned or paid in cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Comp ($) (5)	Total ($)
Robert A. Fiddaman	78,776	75,913	60,725	n/a	n/a	4,429	219,842
Paula F. Downey (6)	—	—	—	n/a	n/a	—	—
Roger P. Kuppinger	60,028	60,453	51,336	n/a	n/a	3,578	175,395
Irving F. Lyons, III	54,035	47,469	39,864	n/a	n/a	3,069	144,437
Edward E. Mace	60,028	59,296	50,169	n/a	n/a	3,498	172,992
Christopher McGurk	54,035	47,469	39,864	n/a	n/a	3,258	144,626
Matthew T. Medeiros	54,035	56,887	49,098	n/a	n/a	3,396	163,416
Jeanne R. Myerson	60,028	60,453	51,336	n/a	n/a	3,578	175,395
Thomas E. Robinson (7)	35,755	33,365	—	n/a	n/a	1,754	70,874
Gregory M. Simon (8)	15,000	38,122	26,254	n/a	n/a	1,088	80,464

(1)	In 2007, the timing of cash payments to Directors was changed from a quarterly payment cycle to an annual payment made midway through the service period, or in November. Due to the timing change, fees earned or paid in cash reported in this table reflect payments from two service years and are higher than the annual amounts earned.
(2)	The stock awards column represents the 2007 compensation cost related to shares awarded to directors, as computed under the provisions of FASB Statement No. 123(R). This cost relates to restricted share grants awarded on July 26 and May 31, 2007, in addition to grants awarded in 2006 and 2005, as awards made in 2006 and 2005 vested over three years. Mr. Fiddaman was granted an additional award for his service as the chairman of the Nominating & Governance Committee on July 26, 2006. The compensation cost related to this grant for 7 months of 2007 is included in the amount disclosed. The grant date fair value of the May 31, 2007 restricted stock award was approximately $47,250 for Mr. Fiddaman, $38,500 for each of Messrs. Kuppinger, Mace, and Ms. Myerson, and $35,000 for each of Messrs. Lyons, McGurk, Medeiros, and Simon. The grant date fair value of the July 26, 2007 restricted stock award was approximately $42,090 for Mr. Fiddaman, $24,560 for each of Messrs. Kuppinger, Mace and Ms. Myerson, $21,040 for each of Messrs. Lyons, McGurk and Medeiros, and $83,420 for Mr. Robinson. The aggregate number of shares outstanding pursuant to stock awards at December 31, 2007 for each director were as follows: Mr. Fiddaman, 2,500; Mr. Kuppinger, 1,912; Mr. Lyons, 1,561; Mr. Mace, 1,882; Mr. McGurk, 1,561; Mr. Medeiros, 1,776; Ms, Myerson, 1,912; Mr. Robinson, 1,632; and Mr. Simon, none. For further information on the assumptions used in the cost computation under the provisions of FASB Statement No. 123(R), please see the footnotes to our Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	The Option/SAR amount disclosed in the table represents the 2007 compensation cost related to option awards to directors, recognized over the service period and calculated using the Black-Scholes method under FAS 123(R). This cost relates to option/SAR awards granted on May 31, 2007, 2006 and 2005, as grants made in 2006 and 2005 vested over three years. The grant date fair value of the May 31, 2007 option/SAR grant was approximately $47,250 for Mr. Fiddaman, $38,500 for each of Messrs. Kuppinger, Mace and Ms. Myerson, and $35,000 for each of Messrs. Lyons, McGurk, and Medeiros, and Simon. The aggregate number of shares purchaseable pursuant to option/SAR awards outstanding at December 31, 2007 for each director were as follows: Mr. Fiddaman, 167,266; Mr. Kuppinger, 166,121; Mr. Lyons, 11,332; Mr. Mace, 198,832; Mr. McGurk, 11,332; Mr. Medeiros, 20,428; Ms. Myerson, 68,631; Mr. Robinson, none; and Mr. Simon, 127,174. For further information on the Black-Scholes calculation, please see our Annual Report on Form 10-K for the year ended December 31, 2007.
(4)	BRE does not have a pension plan. There were no earnings on non-qualified deferred compensation that were above-market or preferential.
(5)	All Other Comp represents dividends paid in 2007 on stock awards made during 2007, 2006 and 2005.
(6)	Ms. Downey joined the Board on March 1, 2008.
(7)	Mr. Robinson joined the Board on July 1, 2007. Cash compensation reflects service for a partial year in 2007. Stock grants reflect service for the July 2007 to May 2008 service period.
(8)	Mr. Simon retired effective June 30, 2007. Compensation reflects his service for a partial year.

Director Terms

In light of the value that corporate governance advocates have placed on the annual election of Directors, in 2004 the Board proposed, and our shareholders approved, an amendment to our Articles of Incorporation such that the term of Directors elected in 2004 and thereafter will be one year. Additionally, the Nominating and Governance Committee established, with Board approval, a policy that each Director may serve for a maximum of 12 years. Service will be based on the total years of active service on the BRE Board, and will not include service on prior boards of companies acquired by BRE, or leaves of absence from BRE Board duty. The Board may, at its discretion, make exceptions to this requirement of no more than one year in duration if necessary to accomplish a smooth transition of new independent Directors onto the Board. Although the Board recommended the annual election of directors, it continues to place a high value on the continuity of Board service given the long term nature of real estate investment and development. In 2007, the Company’s Bylaws were amended to eliminate any mandatory retirement age for Directors.

Share Ownership Guidelines for Our Directors and Executive Officers

The Board adopted a share ownership guideline in 1995, which is now included in BRE’s Corporate Governance Guidelines. Currently, the guideline states that each new Director will own within three years of joining the Board a number of shares of Common Stock equal to $150,000 divided by the price of a share of Common Stock on the date they joined the Board. Additionally, the guidelines provide that Directors cannot sell shares of BRE common stock unless they maintain a minimum ownership balance of five times their current annual compensation. As of December 31, 2007, all Directors that have been with BRE for three years were in compliance with the share ownership guideline.

In 2006, the Board also adopted a guideline for executive officers. The guideline states that executive officers cannot sell shares of BRE common stock unless they maintain a minimum ownership balance of, with respect to Ms. Moore, five times her current base salary, and with respect to the other named executive officers, three times current base salary. The applicable forms of ownership included in the ownership balance requirement include both shares owned outright and non-vested restricted shares. Additionally, executive officers have five years from appointment to achieve the ownership guidelines. For stock sales or option exercises that meet the retention guidelines, the executive officer is required to notify the Chairman of the Board and CEO prior to completing the transaction, and legal counsel is to approve the transaction to verify compliance with

Section 16 requirements. Any stock sale requests made prior to meeting the retention guidelines are to be pre-approved by the Executive Committee of the Board of Directors based on personal hardship or other special circumstances. As of December 31, 2007, all executive officers that have been with BRE for five years were in compliance with the guideline.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 29, 2008, information regarding the shares of Common Stock beneficially owned by each person who is known by BRE to own beneficially more than 5% of our Common Stock, by each Director, by each named executive officer (as hereinafter defined) and by all Directors and executive officers as a group. The amounts shown are based on information provided by the individuals named and designated as a Director (D) or executive officer (O).

Name and Address (1)	Number of Common Shares (2)		Shares Upon Exercise of Options (3)	Total Shares Beneficially Owned (2)	Percentage Beneficially Owned (2)(4)
Deutsche Bank AG (5)	5,246,583			5,246,583	10.3%
Cohen & Steers, Inc. (6)	4,935,317		—	4,935,317	9.7%
LaSalle Investment Management, Inc. (7)	4,294,837		—	4,294,837	8.4%
The Vanguard Group, INC. (8)	3,180,624		—	3,180,624	6.2%
Adelante Capital Management, LLC. (9)	2,927,787		—	2,927,787	5.7%
Barclays Global Investors, NA (10)	2,849,377			2,849,377	5.6%
ING Groep N.V. (11)	2,849,358		—	2,849,358	5.6%
Constance B. Moore (D,O)	309,940	(12)	130,000	439,940
Edward F. Lange, Jr. (O)	114,124	(13)	214,939	329,063
Roger P. Kuppinger (D)	51,186	(14)	157,335	208,521
Edward E. Mace (D)	21,367	(15)	170,853	192,220
Deirdre A. Kuring (O)	69,759	(16)	117,200	186,959
Robert A. Fiddaman (D)	20,101	(17)	157,270	177,371
Bradley P. Griggs (O)	95,617	(18)	49,000	144,617
Jeanne R. Myerson (D)	7,290	(19)	59,845	67,135
Kerry Fanwick (O)	14,881	(20)	—	14,881
Matthew T. Medeiros (D)	2,732	(21)	11,813	14,545
Irving F. Lyons, III(D)	3,359	(22)	5,149	8,508
Christopher J. McGurk (D)	1,859	(23)	5,149	7,008
Thomas E. Robinson (D)	3,632	(24)	—	3,632
All Directors and executive officers as a group (13 persons)	715,847		1,078,553	1,794,400

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o BRE Properties, Inc., 525 Market Street, 4 th Floor, San Francisco, CA 94105.
(2)	The amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities and are based on 50,997,551 shares outstanding as of February 29, 2008. Except as otherwise indicated, each individual has sole voting and sole investment power with regard to the shares owned.
(3)	Reflects common shares that may be purchased upon the exercise of stock options that were exercisable as of February 29, 2008 or that will become exercisable on or before April 29, 2008.
(4)	Except where otherwise indicated, does not exceed 1%.
(5)

Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on January 29, 2008. The entity has a business address of Theodor-Heuss-Allee 70, 60468 Frankfurt am Main, Federal Republic of Germany. Included in the securities listed above as beneficially owned by Deutsche Bank AG are 5,011,470 shares for which RREEF America, LLC has sole dispositive power, 16,600 shares for which Deutsche Bank Trust Corp. Americas has sole dispositive power, 217,700 shares for which Deutsche Investment Management Americas has sole dispositive power, and 700 shares for which Deutsche Bank Trust Company National Association has shared dispositive power.
(6)

Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 14, 2008. The entity has a business address of 280 Park Avenue, 10th Floor, New York, NY 10017. The entity has sole voting power with respect to 4,189,186, and sole dispositive power with respect to 4,935,317, of the total shares reported as beneficially owned.

(7)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 14, 2008. The entity has a business address of 200 East Randolph Drive, Chicago, Illinois 60601. Included in the securities listed above as beneficially owned by LaSalle Investment Management, Inc. are 3,975,187 shares beneficially owned by LaSalle Investment Management (Securities), L.P., as to which the entity has sole voting and dispositive power, and 319,650 shares beneficially owned by LaSalle Investment Management, Inc., as to which the entity has sole voting and dispositive power for 149,132 shares.
(8)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 27, 2008. The entity has a business address of 100 Vanguard Blvd., Malvern, PA 19355. The entity has sole voting power with respect to 20,315, and sole dispositive power with respect to the total shares reported as beneficially owned.
(9)

Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 15, 2007. The entity has a business address of 555 12th Street, Suite 2100, Oakland, CA 94607. The entity has sole voting power with respect to 1,490,640, and sole dispositive power with respect to 2,910,577, of the total shares reported as beneficially owned.

(10)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 5, 2008. The entity has a business address of 45 Fremont Street, San Francisco, CA 94105. Included in the securities listed above as beneficially owned by Barclays Global Investors, NA. are 1,334,215 shares for which Barclays Global Investors, NA. has sole dispositive power, as to which the entity has sole voting power for 993,621 shares; 1,484,484 shares for which Barclays Global Fund Advisors has sole voting and dispositive power; 6,930 shares for which Barclays Global Investors, Ltd has sole voting and dispositive power; and 23,748 shares for which Barclays Global Investors Japan Limited has sole voting and dispositive power.
(11)	Based solely on information contained in a Schedule 13-G filing made with the Securities and Exchange Commission on February 14, 2008. The entity has a business address of Amstelveenseweg 500, 1081 KL Amsterdam, The Netherlands. The entity has sole voting and dispositive power with respect to the total shares reported as beneficially owned.
(12)	Ms. Moore—includes 142,470 shares she owns directly, 164,738 restricted shares and 2,732 shares indirectly owned in Ms. Moore’s 401K plan.
(13)	Mr. Lange—includes 18,294 shares he owns directly, 92,599 restricted shares and 3,231 shares indirectly owned in Mr. Lange’s 401K plan.
(14)	Mr. Kuppinger-includes 49,274 shares he owns directly and 1,912 restricted shares.
(15)	Mr. Mace—includes 19,485 shares he owns directly and 1,882 restricted shares.
(16)	Ms. Kuring—includes 6,425 shares she owns directly and 63,334 restricted shares.
(17)	Mr. Fiddaman–includes 17,601 shares he owns directly and 2,500 restricted shares.
(18)	Mr. Griggs—includes 7,530 shares he owns directly and 88,087 restricted shares.
(19)	Ms. Myerson—includes 5,378 shares she owns directly and 1,912 restricted shares.
(20)	Mr. Fanwick—includes 14,881 restricted shares.
(21)	Mr. Medeiros—includes 956 shares he owns directly and 1,776 restricted shares.
(22)	Mr. Lyons— includes 1,798 shares he owns directly and 1,561 restricted shares.
(23)	Mr. McGurk—includes 298 shares he owns directly and 1,561 restricted shares.
(24)	Mr. Robinson—includes 2,000 shares he owns directly and 1,632 restricted shares.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Policies and Objectives

We are committed to a compensation philosophy that is performance based. The Compensation Committee believes that compensation paid to executives should be closely aligned with company performance on both a short term and long term basis, linked to specific, measurable results intended to create value for shareholders, and that such compensation should assist us in attracting and retaining key executives critical to our long term success. In establishing the executive compensation program, the Compensation Committee has the following primary objectives:

•	Attract, reward and retain highly qualified executives with managerial talent;

•	Ensure executive compensation is aligned with our corporate strategies, business objectives and the long term interests of our shareholders;

•	Reward long term career contributions to BRE;

•

Emphasize the variable portion of total compensation (cash and equity) and increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Provide competitive compensation opportunities consistent with performance.

Our compensation program is designed to reward executive officers on the basis of increasing shareholder returns and attaining corporate financial objectives, individual financial objectives, and qualitative performance objectives. Executive compensation is comprised of both cash and non-cash compensation, with the majority being paid in non-cash compensation to better align the interests of executives with those of our shareholders. Historically, over 90% of this equity compensation has been performance based to reward success in attaining corporate, business unit and individual performance objectives.

We believe long term service by executive officers benefits the company and our shareholders, and we promote long term service by allocating a significant portion of our executive compensation to long term compensation in the form of restricted shares with multi-year, performance based vesting. We generally use four or five year vesting periods to reward long term career contributions to BRE; however we understand that an appropriate mix of current and long term compensation must be paid in order to retain highly qualified executives. We believe the current combination of cash and equity compensation, and the allocation between current and long term compensation, meets the objectives of our compensation philosophy.

Determination of Compensation Awards, Compensation Benchmarking and Peer Group

Each year, the Compensation Committee reviews executive compensation, measuring our performance during the year against previously defined objectives and reviewing financial and compensation data at companies that are considered comparable for company performance purposes. The peer review is performed as soon as practicable after year end, once the companies in our peer group have released their financial results for the year in review. As Chief Executive Officer, Ms. Moore is charged with making recommendations regarding the compensation of the other executive officers. Ms. Moore makes her recommendations in reliance upon a number of factors, including but not limited to: data provided by a third party compensation consultant, executive performance, executive roles and responsibilities, contributions and relevant experience. Ms. Moore provides the Compensation Committee with her rationale for recommended compensation levels, including an explanation of any factors that might have caused her recommendations to fall above or below the compensation ranges presented by the compensation consultant. Meetings between each executive officer and the CEO take place at the beginning of each year, after the CEO meets with the Compensation Committee. At these meetings, the executive officer and CEO review the executive’s performance from the prior year and set objectives for the current year. With respect to the CEO, at the beginning of each year she participates in a meeting with the Chairman of the Board and the Chairman of the Compensation Committee to review her performance for the prior year and set objectives for the current year. Any equity awards are granted on the date that the Compensation Committee and the Board complete their review of the peer and executive results relative to established targets, and approve the final award amount.

In 2004 and early 2005, the Compensation Committee retained an independent consultant, Ferguson Partners, to conduct a compensation benchmarking study for our executive officers. The compensation consultant engaged by the Compensation Committee was an independent consultant specializing in compensation matters in the REIT industry. The benchmarking study included comparisons to compensation programs of the nine largest multifamily REITs other than BRE at the time of the study. These companies were: AIMCO, Archstone-Smith, Avalon Bay Communities, Inc., Camden Property Trust, Equity Residential Properties Trust, Essex Property Trust, Inc., Home Properties, Post Properties, Inc., and United Dominion Realty Trust, Inc. The benchmarking study also included comparisons to compensation programs of the following other REITs, which have similar market capitalization to BRE across all REIT sectors: Alexandria Real Estate Equities, Inc., CBL & Associates Properties, Inc., Choice Hotels International Inc., Colonial Properties Trust, Crescent Real Estate Equities Company, Equity One, Inc., Essex Property Trust, Inc., Federal Realty Investment Trust, First Industrial Realty Trust, Inc., Forest City Enterprises, Inc., Global Signal Inc., Health Care REIT, Inc., Home Properties, Inc., Kilroy Realty Corporation, Mid-America Apartment Communities, Inc., New Plan Excel Realty Trust, Inc., Pan Pacific Retail Properties, Inc., Rayonier Inc., Realty Income Corporation, Reckson Associates Realty Corporation, and Taubman Centers, Inc. The Compensation Committee also asked the consultant to assist in the design of a competitive five-year compensation program, adjusting both magnitudes of compensation and structural elements relating to a performance based program. The Compensation Committee’s goal was to structure a program that would be directly tied to our five-year strategic plan and provide stock ownership opportunities for executive managers by linking the long term component of the compensation with the returns received by our shareholders.

The benchmarking study included analysis of the overall compensation programs offered by members of our peer group, including salary levels, annual bonuses paid, option and restricted share grants, types of performance criteria linked to restricted share grants, total compensation levels, and other publicly available data. The study included consideration for length of service by other REIT executives. The Compensation Committee has made the decision not to establish a specific target or range for BRE’s compensation package relative to our defined multifamily peer group or the identified non-multifamily companies. Rather, the Committee uses the information to ensure that BRE remains generally competitive in attracting and retaining key executives. Based on the results of the benchmarking study, the Compensation Committee concluded that BRE’s executive compensation program was below average relative to our peer group, and upward adjustments of our executive salaries and bonus targets, combined with a one-time catch-up grant of restricted shares, were in order. Adjustments and grant levels were considered separately for each executive based on their respective responsibilities, as well as tally sheets which reflected the value of prior option and share grants. The tally sheets included the same information as the information presented in the Summary Compensation Table, in addition to the amounts payable under various employment termination scenarios, including termination upon a change of control as specified in the Proxy Statement. The tally sheets enabled the Committee to evaluate its compensation decisions in light of the value of each other element of compensation and the mix of compensation elements in the aggregate. The tally sheets were used to supplement the recommendations of Ferguson Partners, the third party compensation consultant at that time, in determining the size of the 2005 equity awards. Based on the tally sheets and the compensation consultant recommendations, the value of the 2005 equity awards, when divided by five to arrive at an annual value, was intended to represent from 100% to 140% of annual compensation for 2005, depending upon the executive officer role.

The Compensation Committee made a grant of restricted shares to executives in 2005 upon conclusion of the benchmarking study. This grant is 90% performance based with vesting at the end of five years. The performance criteria are directly tied to our five-year strategic objectives. The other 10% vests in annual increments over five years. While it was the intent of the Compensation Committee to establish a five-year compensation program with the 2005 adjustments and performance share grants, the Committee reserves the right to review the program annually and make further adjustments at its discretion. Based on their annual review, and as more fully described below, the Compensation Committee determined to grant restricted stock awards to Ms. Moore, Mr. Lange and Mr. Fanwick in January 2008. The 2008 awards are 60% performance based with vesting at the end of four years. The other 40% vests in annual increments over four years. Mr. Fanwick joined the company as Senior Vice President, General Counsel and Secretary on February 1, 2007, and received 7,107 additional shares of restricted stock in January 2008 in connection with his employment. This award cliff vests at the end of three years, subject to continued employment with us.

In 2006, the Compensation Committee retained Towers Perrin, another independent consultant, to assist with further compensation analyses. Towers Perrin was engaged directly by the Compensation Committee. Their assignment was to review the competitiveness of the existing compensation program for the executive officers and to review the implications of a change in control of the Company on severance benefits for the executive officers. The Compensation Committee directed them to focus upon the market competitiveness of change-in-control terms and conditions, the impact of current terms and conditions on the value realizable by executives, consider potential alternatives to address any gaps identified in the current provisions, and calculate the estimated total cost to the Company and benefit to the executives of current and alternative terms and conditions. Based on the results of their engagement, the executive employment agreements were amended and restated in 2006 to adjust the post-termination benefit structure, as more fully described below under “Post-Termination Compensation.” In 2007, the Compensation Committee retained Towers Perrin to evaluate the Director compensation program. Based on the results of their engagement, the Director compensation program was adjusted as described above under “Compensation of Our Directors.” Towers Perrin was also engaged to update its compilation of executive officer compensation data for the peer group and the other REITs identified above.

Elements of Compensation

The key elements of our executive compensation program consist of fixed (base salary) and variable (incentive) compensation elements, including both annual and long term incentives. Currently, our annual incentive compensation is paid in the form of a cash bonus and our long term incentive compensation consists of performance share awards. The basic elements of our current compensation program are provided in more detail in the table following this paragraph, as well as the Summary Compensation Table on page 25:

		2007 Annual Cash Incentive Bonus as % of Base Salary		Long-Term Performance Share Awards—2005, 2004 and 2003
				Number of Shares (1)(2)		$ Value at December 31, 2007 (3)
	2007 Base Salary	Target %	Maximum %	Granted	Reserved (4)	Granted	Reserved
Constance B. Moore	$475,000	110%	200%	161,662	59,196	$6,552,161	$2,399,214
Edward F. Lange, Jr.	375,000	100%	200%	88,468	29,309	3,585,608	1,187,894
Bradley P. Griggs	300,000	90%	180%	93,521	29,908	3,790,406	1,212,171
Deirdre A. Kuring	265,000	75%	150%	65,464	21,582	2,653,256	874,718
Kerry Fanwick	250,000	75%	150%	—	—	—	—

(1)	There were no restricted shares granted to Ms. Moore, Mr. Lange, Mr. Griggs, Ms. Kuring or Mr. Fanwick in 2007 or 2006 under the executive performance share program. Ms. Moore, Mr. Lange and Mr. Fanwick received performance share grants in January 2008, as more fully described below.
(2)	For Mr. Griggs, granted shares include 1,003 and 11,620 restricted shares that were granted in 2006 and 2005, respectively, under the developer incentive award program described in “Employment Contracts and Termination of Employment and Change in Control Arrangements.”

(3)	The dollar value presented represents the number of shares multiplied by the share price on December 31, 2007, or $40.53. The actual value derived could differ substantially based on the number of shares that vest based on performance at the end of each five year performance period, and the share price at those times.
(4)	Reserved shares relate to shares which could be issued if performance targets are exceeded.

Base Salary

Base salary levels of our key executives are largely determined through an evaluation of the responsibilities of the position held, the experience of the particular individual, a comparison with the ten largest publicly traded multifamily REITs and other REITs, and the Compensation Committee's desire to align compensation with the company’s business objectives and to achieve a balance between fixed and incentive based cash compensation. Base salary levels were re-evaluated and determined in conjunction with the overall compensation program implemented in 2005, with the assistance of our compensation consultant. While there are no formulaic increases to base salary required by the current overall compensation program, the Committee will review base salaries each year to determine whether the salaries remain competitive with the peer group and may make adjustments to salaries at its discretion.

The Compensation Committee made a decision to increase base salaries for 2007, considering the information compiled by Towers Perrin in 2006 regarding the peer group and the other identified REITs, as well as executive performance, roles and responsibilities, contributions and relevant experience. While the data provided by Towers Perrin provided an overall context for the Committee, there was no specific benchmark or target percentile. With respect to individual executives, the Towers Perrin data showed that Ms. Moore’s salary was below the median CEO salary for the peer group and the other identified REITs. The Committee determined that an adjustment was warranted and increased Ms. Moore’s salary by $75,000 to $475,000. The Committee determined to increase Mr. Lange’s salary by $75,000 to $375,000 in connection with his promotion to Chief Operating Officer. The Committee awarded salary increases of $15,000 each to Mr. Griggs and Ms. Kuring, raising their salaries to $300,000 and $265,000, respectively. Mr. Fanwick was hired as Senior Vice President, General Counsel and Secretary in February 2007, with a starting base salary of $250,000. For 2008, the Towers Perrin data showed that Mr. Lange’s salary was below the median COO salary for the peer group and the other identified REITs. The Committee determined to further increase Mr. Lange’s salary by $25,000 to $400,000. There were no other adjustments to executive base salaries for 2008.

Annual Cash Incentive

The annual cash incentive was designed to provide a short term (one year) incentive to executive officers with the potential target award based on a percentage of an executive's base salary. Actual awards can range from zero to 200% of base salary. Target thresholds were determined for each executive as part of the overall compensation program implemented in 2005, with consideration given to the appropriate mix of cash and equity compensation. For 2007, the Committee determined to increase the target awards to 110% of base salary for Ms. Moore, 100% of base salary for Mr. Lange, 90% of base salary for Mr. Griggs, and 75% of base salary for Ms. Kuring. Mr. Fanwick joined BRE with a target annual cash incentive award of 75%. The incentive awards paid were based on the achievement of predetermined corporate expectations and a determination of an executive's performance compared to specific objectives agreed upon by the executive and the Compensation Committee at the start of the year. Target, minimum and maximum thresholds were set for each metric at the beginning of the year, and the portion of that component of the bonus earned was based on performance relative to those pre-determined thresholds. The specific objectives and metrics agreed to by the Committee and executives may vary from year to year, dependent upon company plans, goals and the current phase within the overall strategic plan for any given year. Named executive officers were to receive no payment for a component of the annual cash incentive unless the minimum performance level was achieved. For 2007, if the company or executive achieved or exceeded the minimum performance level but did not achieve the target performance level, they received payment of at least 66% but less than 100% of the target award opportunity for that individual objective. If the company or executive achieved or exceeded the target performance level, they received payment of at least 100% up to 200% of the target award opportunity for that individual objective. As more fully described below, there are multiple business unit and personal objectives for each executive within those categories, such that an executive officer may earn payout for one business or personal objective but not for another. The specific objectives for each executive varied depending upon their areas of responsibility, with the following weighting by individual:

	CEO	CFO	EVP, Development	EVP, Property Operations	SVP, General Counsel
Core FFO (1)	40%	35%	25%	25%	20%
Total Shareholder Return (2)	20%	15%	10%	10%	10%
Business Unit Objectives	10%	20%	40%	40%	50%
Personal Objectives/ Leadership	30%	30%	25%	25%	20%

Total Target	100%	100%	100%	100%	100%

(1)	Core FFO is measured relative to budget and represents Funds from Operations excluding non-routine income and expense items. Funds from Operations is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

The target level of Core FFO changes from year to year and is dependent on a number of factors, including expectations surrounding the mix of internal and external earnings growth, general economic conditions, real estate fundamentals and other specific circumstances facing BRE in the coming year. For 2007, the Compensation Committee established the target level for Core FFO per share based on 19% growth over 2006 per share levels. Minimum and maximum Core FFO objectives were set below and above the target level—representing approximately 15% and 22% growth in Core FFO per share, respectively. Payout for this objective was at the minimum level for 2007.

(2)

Total Shareholder Return represents BRE stock price appreciation plus dividends paid to shareholders, and is measured relative to the MSCI US REIT Index (RMS) for the purpose of this metric. The targeted level of Total Shareholder Return is set at the 100th percentile relative to our peer group, in alignment with BRE’s strategic plan and expectations regarding company performance. Minimum and maximum objectives are generally set approximately 15 percentage points below and 25 percentage points above the target level. There was no payout for this objective for 2007 as the minimum performance level was not achieved.

Business and personal performance targets are different for each of our executive officers, based on their varying job responsibilities. Many of the metrics reviewed are standard business objectives that are in place year over year, while certain of the metrics are non-routine items specific to the company’s business plan for that year. The CEO and/or Compensation Committee may place emphasis or weighting in one year on an area that the company expects to be focusing upon in that upcoming year. Such metrics are determined by the CEO and the Compensation Committee in January of each year.

With respect to Ms. Moore, 60% of her annual cash incentive was based on Core FFO and Total Shareholder Return. With respect to her individual financial and operational goals for 2007, 10% of her annual cash incentive was based on the following business objectives: sourcing and controlling new development opportunities representing future aggregate investment of $250 million, management of development G&A, and managing overall operating margins. Based on 2007 results, Ms. Moore earned 68% of this 10% component. Additionally, 30% of Ms. Moore’s annual cash incentive was based on several individual objectives aimed at leading an effective and efficient enterprise. Ms. Moore earned 100% of this 30% component.

With respect to Mr. Lange, 50% of his annual cash incentive was based on Core FFO and Total Shareholder Return. With respect to his individual financial and operating goals for 2007, 20% of his annual cash incentive was based on the following business objectives: 2007 revenues at budgeted levels, achieving budget goals associated with enterprise-wide core process redesign, managing overall Corporate G&A, and meeting Sarbanes-Oxley requirements. Based on 2007 results, Mr. Lange earned 131% of this 20% component. Additionally, 30% of Mr. Lange’s annual cash incentive was based on several individual objectives aimed at leading and managing the company’s corporate service functions. Mr. Lange earned 135% of this 30% component.

With respect to Mr. Griggs, 35% of his annual cash incentive was based on Core FFO and Total Shareholder Return. With respect to his individual financial and operating goals for 2007, 40% of his annual cash incentive was based on the following business objectives: sourcing and controlling new development opportunities representing future aggregate investment of $250 million, performance measures relating to construction budgets and schedule, management of development G&A, and pursuit costs written off not to exceed company plan. Based on 2007 results, Mr. Griggs earned 51% of this 40% component. Additionally, 25% of Mr. Griggs’s annual cash incentive was based on several individual objectives aimed at running an effective and efficient investment group. Mr. Griggs earned 75% of this 25% component.

With respect to Ms. Kuring, 35% of her annual cash incentive was based on Core FFO and Total Shareholder Return. With respect to her individual financial and operating goals for 2007, 40% of her annual cash incentive was based on the following business objectives: same-store property level revenue and expense growth at budgeted levels, NOI from non-same store and development communities in lease-up at budgeted levels, same-store revenue growth in the 105th percentile relative to our multifamily peer group, achieving acceptable property level internal operational audit scores, and achieving qualitative goals associated with enterprise-wide core process redesign. Based on 2007 results, Ms. Kuring earned 75% of this 40% component. Additionally, 25% of Ms. Kuring’s annual cash incentive was based on several individual objectives aimed at leading and managing property operations. Ms. Kuring earned 107% of this 25% component.

With respect to Mr. Fanwick, 30% of his annual cash incentive was based on Core FFO and Total Shareholder Return. With respect to his individual financial and operating goals for 2007, 50% of his annual cash incentive was based on: fulfilling corporate secretary functions, managing all legal matters, and integrating into investment and due diligence processes. Based on 2007 results, Mr. Fanwick earned 101% of this 50% component. Additionally, 20% of Mr. Fanwick’s annual cash incentive was based on several individual objectives aimed at leading and managing the general counsel functions for the Company. Mr. Fanwick earned 120% of this 20% component.

The Committee has responsibility for reviewing and approving the computation of the annual cash incentive bonuses earned by the named executive officers.

The Summary Compensation Table on page 25 shows cash incentive bonuses paid to the named executive officers in the first quarter of 2008 based on performance in 2007. Payouts for 2007 ranged from 50% to 90% of executive base salaries, which represented 56% to 90% of target. For 2008, the Towers Perrin data showed that total cash compensation for Ms. Moore and Mr. Lange was below the median for the peer group and the other identified REITs. The Committee determined to increase the target awards to 120% of base salary for Ms. Moore and 110% of base salary for Mr. Lange, with maximums of 200% of base salary.

Long-Term Awards—Performance Share Grants—2003, 2004, 2005 and 2008

The philosophy and approach of the Compensation Committee has been refined over the past several years in a continuing effort to create an executive compensation program designed to attract and retain key executives. The program has evolved through the refinement of the mix of elements of compensation and the use of performance metrics the Compensation Committee believes are appropriately aligned with shareholder interests. With respect to 2003 and 2004, performance criteria were based on the performance of BRE relative to the top 10 multifamily REITs. This measure of performance has become less relevant as industry privatization and consolidation has diluted the comparability of the remaining multifamily sector peer group. The Committee further refined the performance criteria for the 2005 and 2008 grants to correspond with BRE’s current performance measures and shareholders’ interests.

In 2003, the executive compensation program consisted of salary, cash bonus, stock option grants, and a five-year, cliff vest performance share award that replaced long-term bonus arrangements granted in prior years. The performance criteria were based on a target percentile within the multifamily REIT peer group. In 2004, the program contained the same elements but the performance metrics were further refined.

In 2005, the Committee undertook a more detailed analysis of the compensation program and determined to cease granting stock options to executives and to implement a performance share award that would vest at the end of five years, with 90% tied to performance metrics that correspond directly with BRE’s strategic plan for growth. In determining the size of this grant, the Committee relied upon the recommendations of Ferguson Partners, the third party compensation consultant at that time. While it was the intent of the Compensation Committee to establish a five-year compensation program with the 2005 performance share grants, the Compensation Committee reserves the right to review the program annually and make further adjustments at their discretion.

In 2008, based on their individual roles and responsibilities, their contributions to the organization during 2007, and other considerations, the Committee determined to grant performance share awards to Ms. Moore, Mr. Lange and Mr. Fanwick that would vest at the end of four years, with 60% tied to performance metrics that correspond directly with BRE’s five year plan presented to the Board in December 2007, and 40% vesting ratably over the four-year period. In determining the size of this grant, the Committee relied upon the recommendations of Towers Perrin, the third party compensation consultant. The Committee determined to reduce the performance period for the 2008 grant from five to four years based on Towers Perrin data showing the current market for long-term compensation as three to four years.

Please see below for further information on the performance metrics and vesting schedule for each of these grants.

2008 Performance Share Grant

As described above, the Compensation Committee reviews each element of compensation annually. The Compensation Committee determined to grant performance shares to Ms. Moore, Mr. Lange and Mr. Fanwick in January 2008 based on their individual roles and responsibilities, their contributions to the organization during 2007, and other considerations. The Compensation Committee granted 11,846, 8,292 and 7,774 restricted shares to Ms. Moore, Mr. Lange and Mr. Fanwick, respectively. The value of the awards granted was intended to represent approximately 30% of the sum of 2008 base salary, annual cash incentive target and the performance share grant for Ms. Moore and Mr. Lange. The value of the award granted to Mr. Fanwick was intended to represent approximately 75% of the sum of his 2008 base salary and annual cash incentive target. The awards vest 60% at the end of four years based on pre-defined performance criteria, and 40% vests ratably over the four-year period subject to continuous employment with us. The performance criteria linked to the vesting of the balance of the shares, at the end of the fourth year, include target levels for the following metrics:

		Criteria
Metric	Weighting Factor	Threshold	Target	Maximum
Absolute FFO Growth (1)	33%	7.75%	9.66%	11.60%
Relative TSR (2)	33%	80th percentile	100th percentile	120th percentile
EVA Spread (3)	34%	+125 basis points	+200 basis points	+250 basis points

(1)	FFO Growth is defined as the compounded average growth rate in FFO per share of our common stock during the performance period, expressed as a percentage. FFO is defined by the National Association of

Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

(2)	Relative TSR is defined as the percentile ranking of our total shareholder return during the performance period measured against the total return of the MSCI US REIT Index (RMS) during the performance period.
(3)	EVA Spread is defined as the amount by which our performance period return on invested capital exceeds our performance period weighted average cost of capital.

The Compensation Committee has sole responsibility for determining the computation of the number of shares that ultimately vest. The Compensation Committee also reserves the right, exercisable at its sole discretion, to accelerate the vesting of all or any portion of any unvested shares. The shares granted represent target performance. If the performance metrics fall short of the threshold level, the shares that are performance based will not vest. If the performance metrics are greater than or equal to the threshold level, the performance based shares will vest as determined by a formula provided in the performance stock award agreements, with a maximum award of 200% of target. Dividends will be paid quarterly on the time vested shares, and dividends on the performance shares will accrue and be paid on the performance shares actually earned at the end of the four year performance period.

2005 Performance Share Grant

Following an evaluation by the Compensation Committee, a long term award was granted in 2005 under the provisions of our 1999 Stock Incentive Plan. This award is primarily performance based, with 90% of the shares vesting at the end of a five year performance period based upon achieving certain performance criteria established at the time of the grant. The program is heavily weighted on the achievement of performance metrics but a portion (10%) of the grant vests over the five-year period (2% per year), subject to continuous employment with us.

The performance criteria linked to the vesting of the balance of the shares, at the end of the fifth year, include target levels for the following four metrics:

		Criteria
Metric	Weighting Factor	Threshold	Target	Maximum
FFO Growth (1)	16.67%	5%	8%	14%
Relative TSR (2)	33.33%	50th percentile	70th percentile	90th percentile
Absolute TSR (3)	22.22%	6%	9%	15%
EVA Spread (4)	27.78%	+120 basis points	+150 basis points	+180 basis points

(1)	See definition under “2008 Performance Share Grant” above.
(2)	Relative TSR is defined as the percentile ranking of our total shareholder return during the performance period measured against the total shareholder return of our peer group during the performance period.
(3)	Absolute TSR is defined as our compounded annual shareholder return during the performance period as determined on the last day of the performance period.
(4)	EVA Spread is defined as the amount by which our performance period return on invested capital exceeds our performance period weighted average cost of capital.

The Compensation Committee has sole responsibility for determining the computation of the number of shares that ultimately vest. The Compensation Committee also reserves the right, exercisable at its sole discretion, to accelerate the vesting of all or any portion of any unvested shares. The shares granted represent target performance, as defined in the performance stock award agreements. In addition, supplemental shares are reserved for the named executive officers in the event target level performance is exceeded, as described in “Performance Shares Granted During 2005.” If the performance metrics fall short of the threshold level, the shares that are performance based will not vest. If the performance metrics are greater than or equal to the threshold level, the performance based shares will vest as determined by a formula provided in the performance stock award agreements. The named executive officers will receive cash dividends on 50% of the shares granted and have the right to vote the total shares granted during the performance period. With respect to the remaining shares that do not pay cash dividends, each year during the five year performance period, the named executive officers receive a grant of restricted stock in an amount equal to the dividends not paid on those shares, or “replacement shares.” The vesting of these “replacement shares” is subject to the same performance vesting criteria, metrics and timing associated with the 2005 grant, except that 10% of such replacement shares vest at the end of the five year period instead of 2% per year over the five year period as with the original grant. Under certain circumstances upon termination of employment, portions of the shares granted may vest.

This award was made with the objective of providing a long term, performance based incentive to executives, aligning their interests with those of shareholders, rewarding long term career performance with equity compensation and increasing the level of management share ownership. In determining the level of performance shares granted and reserved, the Compensation Committee obtained recommendations regarding targeted levels of average annual value and total annual compensation from the third party compensation consultant. Based on the tally sheets and the compensation consultant recommendations, the annual value of the 2005 equity awards was intended to represent from 100% to 140% of annual compensation for 2005, depending upon the executive officer role. The Compensation Committee followed the consultant’s recommendations in determining target payouts and applied the recommendations to a five year program by dividing the annual target value by the share price on the meeting date and multiplying by five to arrive at the number of shares awarded. Performance thresholds and maximums were set at 55% and 145% of the target number. The Compensation Committee established these levels such that the executive officers will earn the target amount for this performance award if the performance levels are as anticipated. The Compensation Committee reviews this element of compensation annually to confirm that the long term award program is in line with the peer group and consistent with our compensation objectives. While it was the intent of the Compensation Committee to establish a five year compensation program with the 2005 performance share grants, the Compensation Committee reserves the right to review the program annually and make further adjustments at its discretion.

2004 and 2003 Performance Share Grants

In accordance with provisions of our 1999 Stock Incentive Plan, in January 2003 and 2004, the named executive officers received performance share awards of restricted stock that vest at the end of five years from the grant date, based on pre-defined performance criteria. Specifically, the Compensation Committee set certain threshold, target and maximum share amounts based on our achievement of targeted performance criteria over that period. For 2004 the criteria were as follows:

		Criteria
Metric	Weighting Factor	Threshold	Target	Maximum
Total shareholder return relative to multifamily REIT peers	40%	40th percentile	60th percentile	75th percentile
FFO growth relative to multifamily REIT peers	40%	40th percentile	60th percentile	75th percentile
Stock multiple relative to multifamily REIT peers	20%	40th percentile	60th percentile	75th percentile

For 2003 the criteria were as follows:

		Criteria
Metric	Weighting Factor	Threshold	Target	Maximum
Absolute FFO growth	25%	3%	5%	8%
Total shareholder return	25%	8%	11%	14%
FFO growth relative to multifamily REIT peers	16%	40th percentile	60th percentile	75th percentile
Stock multiple relative to multifamily REIT peers	17%	40th percentile	60th percentile	75th percentile
NOI growth relative to multifamily REIT peers	17%	40th percentile	60th percentile	75th percentile

For 2003 and 2004 grants, Executives have the right to vote and receive dividends on the maximum number of shares during the performance period, and under certain circumstances upon termination of employment, portions of the performance shares may be earned in accordance with the terms of the agreements. For 2003 and 2004, the Compensation Committee established performance targets such that the executive officers would earn approximately 66% of the target performance share grant if performance was as anticipated. The 2003 performance share grant vested on January 23, 2008. The actual amount earned was approximately 28% of the target performance share grant, or the following share totals for each of the named executive officers: Ms. Moore, 1,253; Mr. Lange, 2,505; Mr. Griggs, 1,044; and Ms. Kuring, 1,774.

Stock Options

Until 2005, stock options were awarded annually following the close of each year. Stock options vest over a five year period for the named executive officers. This annual component of compensation was replaced by the long term performance grant made in 2005. No options were granted in 2005, 2006, or 2007, and we do not expect stock options to be granted to executive officers during the five year performance period implemented in 2005. The number of options held by each of our executive officers was considered in determining the level of performance share award granted in 2005.

Stock options or SARs were granted as soon as practicable after year end, once the Compensation Committee was able to review our peer group’s financial results and compare them to our own results. All stock options were granted on the date the Compensation Committee and the Board completed their review of peer financial results and approved the level of grant to be made. This timing was consistent with option grants made to general employees. Because we historically report earnings midway through the reporting timeline for our peer group, the timing of option grants was sufficiently after any release of non-public information to preclude affecting the value of executive compensation. In accordance with the provisions of the 1999 BRE Stock Incentive Plan, the exercise price of all options granted was equal to the market value of the underlying Common Stock on the date of grant. Accordingly, the value of these grants to the officers is dependent solely upon the future growth in share value of our Common Stock.

Long Term Bonus Arrangements

Under long term bonus arrangements entered into in January 2000, 2001 and 2002, the named executive officers were eligible to receive bonuses payable after terms of five years. The long term bonus arrangements represented our performance based variable component of compensation prior to implementation of the performance share grants. There are no remaining amounts outstanding under these long term bonus arrangements. Ms. Moore and Mr. Lange were eligible to receive up to $447,750 and $145,800, respectively in 2007 under the last remaining long term bonus arrangements. The actual amounts earned by Ms. Moore and Mr. Lange were approximately 30% of the target, or $115,833 and $37,718, respectively, and were calculated using a formula whereby: (i) up to 20% of the bonus amount was awarded based on BRE’s targeted same property growth in NOI; (ii) up to 50% of the bonus amount was awarded based on a targeted increase in FFO per share of Common Stock; and (iii) up to 30% of the bonus amount was awarded based on a targeted FFO Multiple, defined as the closing price per share of BRE’s Common Stock as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period. Each of these criteria were measured against the 10 largest publicly traded multifamily REITs.

Amounts earned under the arrangements in 2005, 2006 and 2007 are disclosed in the Summary Compensation Table. The potential long term bonus earnings under these arrangements were considered in determining the level of performance shares awarded under the 2005 compensation program.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) places a limit of $1,000,000 on the amount of compensation that may be deducted by BRE in any year with respect to certain of our named executive officers. Certain performance-based compensation that has been approved by the shareholders is not subject to this deduction limit. BRE’s 1992 Employee Stock Option Plan and the 1999 BRE Stock Incentive Plan are qualified so that stock options and certain other awards under such plans are not subject to the deduction limitations of Section 162(m). However, certain other types of compensation payments and their deductibility depend on the timing of an executive officer's vesting or exercise of previously granted rights, or on interpretations of changes in the tax laws and other factors beyond our control. Although we generally seek to preserve the federal income tax deductibility of compensation paid, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible. For 2007, the Compensation Committee anticipates that there will be no deduction limitations for Section 162(m) for compensation to each of the named executive officers.

Post-Termination Compensation

Each of the named executive officers has an employment agreement with us whereby they will be paid certain amounts in the event of termination, as described in “Other Potential Post-Employment Payments” beginning on page 30. The terms and payout levels of the termination and change-in-control payment arrangements are largely consistent with those of the defined multifamily peer group and the other identified non-multifamily REITs, and fit within the Compensation Committee’s overall compensation objectives described above. The results of the Towers Perrin compensation study from 2006 revealed that BRE’s severance benefits in the event of a change in control were below current market practice in most areas prior to 2006, and the employment agreements were amended and restated to adjust post-termination benefits in 2006. While the Compensation Committee has implemented acceleration rights under a change in control, it has made a decision to have a “best net” payment rather than gross-up to the executive to cover excise taxes in the event of a change in control. The Compensation Committee believes the “best net” arrangement best serves the interests of shareholders. The change-in-control payment arrangements did not affect decisions made regarding the other compensation elements.

Other Elements of Compensation

BRE has a 401(k) defined contribution retirement plan covering all employees with more than two months of continuous full-time employment. BRE's Retirement Plan is intended to be a qualified retirement plan under Section 401(k) of the Code. Under the retirement plan, participating employees (including the named executive officers) may contribute up to 50% of their compensation, but not exceeding the amount allowed under applicable tax laws ($15,500 in calendar 2007). Participants over fifty years of age may contribute an additional $5,000 per year. In addition to employee elective deferrals, BRE matches 75% of the first 4% of the employee’s contributions, up to $6,750 per employee. All employees of BRE with two months of service are eligible to participate in the Retirement Plan. BRE's contributions on behalf of employees who have been employed with us (including prior service for certain entities acquired by BRE) for at least five years are fully vested, with a pro rata portion vesting over each of the first five years of employment with us.

BRE also has a non-qualified deferred compensation plan whereby officers may defer up to 50% of their salary and bonus per year, and Directors may defer up to 100% of their cash compensation and restricted shares per year. BRE does not match any of these employee or Director contributions.

BRE offers life insurance policies on behalf of its executives that upon death would pay an amount equal to one year’s base salary.

BRE does not offer any other elements of compensation or perquisites to its executives or Directors.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation paid to BRE's Chief Executive Officer and the other executive officers (the “named executive officers”) for the years ended December 31, 2007, 2006, and 2005.

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Award		Non Equity Incentive Plan Compensation ($) (4)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)(8)(9)(10)	Total Compensation ($)
		Salary ($)	Cash Bonus ($) (1)	Restricted Stock Awards ($) (2)	Option/ SAR Awards ($) (3)
Constance B. Moore	2007	$475,000	—	$1,268,206	$103,600	$445,243	n/a	$197,949	$2,489,998
President and Chief Executive Officer	2006	400,000	—	1,203,369	140,850	687,363	n/a	189,691	2,621,273
	2005	400,000	—	1,120,446	140,850	317,316	n/a	187,312	2,165,924

Edward F. Lange, Jr.	2007	375,000	—	666,784	62,327	374,407	n/a	130,034	1,608,552
Executive Vice President, Chief Operating Officer and Chief Financial Officer (11)	2006 2005	300,000 300,000	$75,000 —	626,462 579,242	87,038 123,180	491,882 366,619	n/a n/a	119,822 154,341	1,700,204 1,523,382

Bradley P. Griggs	2007	300,000	—	748,042	28,830	150,126	n/a	128,363	1,355,361
Executive Vice President, Development	2006	285,000	—	751,250	28,830	303,241	n/a	121,596	1,489,917
	2005	285,000	—	565,591	28,830	190,080	n/a	144,776	1,214,277

Deirdre A. Kuring	2007	265,000	—	492,555	46,834	145,446	n/a	93,438	1,043,273
Executive Vice President, Property Operations	2006	250,000	—	505,189	60,492	249,553	n/a	72,382	1,137,616
	2005	250,000	—	340,467	60,492	147,249	n/a	85,263	883,471

Kerry Fanwick	2007	205,885	—	—	—	164,618	n/a	3,173	373,676
Senior Vice President, General Counsel & Secretary (12)	2006	—	—	—	—	—	n/a	—	—
	2005	—	—	—	—	—	n/a	—	—

(1)	For Mr. Lange, the cash bonus paid during 2006 represents a supplemental bonus of $75,000 related to completion of the Red Hawk Ranch litigation.
(2)	Reflects the compensation cost of restricted shares recognized in each year. The compensation cost of restricted share awards is calculated pursuant to FASB Statement 123(R) using the assumptions described in the footnotes to our financial statements included in our Annual Report on Form 10-K, and is recognized over the requisite service period. A large grant of restricted shares was made in 2005, which shares vest at the end of five years based on performance criteria described below in “Performance Shares Granted During 2005.” Officers have voting rights and limited dividend rights during the vesting period. Shares granted in 2004 and 2003 vest at the end of five years based on performance criteria described in “Employment Contracts and Termination of Employment and Change in Control Arrangements—Ms. Moore—Performance Shares.” Prior to 2005, Mr. Griggs’ long term compensation was primarily awarded under the company’s developer incentive award program, and related to specific development and construction projects. Beginning in 2005, he participates fully in the executive performance share program and no longer receives new awards under the developer incentive award program. As part of this transition, he was awarded an additional 20,064 shares in 2005 to replace future value forgone under the developer program. Half of these shares are performance shares as described in “Performance Shares Granted During 2005,” and half of the shares vest at the end of five years. Mr. Griggs may still earn shares under the development incentive award program related to projects that were underway prior to the 2005 transition. The table includes 1,003 and 11,620 shares granted to Mr. Griggs in 2006 and 2005, respectively, under the developer incentive award program, as more fully described in “Employment Contracts and Termination of Employment and Change in Control Arrangements—Mr. Lange, Mr. Griggs, Ms. Kuring and Mr. Fanwick—Developer Incentive Awards.”
(3)	Reflects the compensation cost of options/SARs recognized in each year. The compensation cost of option/SAR awards is calculated pursuant to FASB Statement 123(R), using the assumptions described in the footnotes to our financial statements included in our Annual Report on Form 10-K, and is recognized over the requisite service period. No options/SARs were granted to executives in 2007, 2006 or 2005.
(4)	Includes annual cash incentive bonuses. Bonuses disclosed represent annual cash incentive bonuses earned by the executive during the respective year, but paid in the following year.
(5)	Includes the dollar value of amounts earned by the named executives under Long Term Bonus Arrangements. Such earnings are reported in the year earned, at the conclusion of a five year performance period. For Mr. Griggs, also includes amounts earned under the developer incentive program, reflected in the year earned.
(6)	BRE does not have a pension plan. There were no earnings on non-qualified deferred compensation that were above-market or preferential.

(7)	Consists of matching contributions to BRE's defined contribution retirement plan (401(k) Plan) made by BRE on behalf of the named executive officers. Matching contributions were a maximum of $6,750 for 2007, $6,600 for 2006 and $6,000 for 2005. Other than the 401(k) Plan, there is no other company contribution for deferred compensation or retirement programs. For Mr. Lange, includes the benefit of pro-rata forgiveness in 2005 of a $150,000 moving assistance loan. Pro-rata forgiveness consisted of $30,000 principal and $756 interest. For Ms. Kuring, includes the benefit of pro-rata forgiveness in 2006 and 2005 of a $50,000 moving assistance loan. Pro-rata forgiveness consisted of $10,000 principal in both years and interest of $500 and $1,100 in 2006 and 2005, respectively. For Mr. Griggs, includes the benefit of forgiveness in 2005 of a $50,000, interest-free transition assistance loan.
(8)	For all executive officers, also includes dividends paid on restricted shares for each year reported. Ms. Moore earned $190,449, $181,591, and $180,562 of dividend income on restricted shares outstanding for 2007, 2006, and 2005, respectively. Mr. Lange earned $112,411, $107,182, and $104,568 of dividend income on restricted shares outstanding for 2007, 2006, and 2005, respectively. Mr. Griggs earned $121,613, $114,996, and $91,250 of dividend income on restricted shares outstanding for 2007, 2006, and 2005, respectively. Ms. Kuring earned $83,463, $79,580, and $67,578 of dividend income on restricted shares outstanding for 2007, 2006, and 2005, respectively. There were no restricted shares outstanding during 2007 for Mr. Fanwick.
(9)	Does not include amounts to be earned by the named executives under long term bonus arrangements granted in 2000 through 2002, other than as noted in (5) above. See “Employment Contracts and Termination of Employment and Change in Control Arrangements—Ms. Moore—Long Term Bonus Arrangements” and “Employment Contracts and Termination of Employment and Change in Control Arrangements-Mr. Lange, Mr. Griggs, Ms. Kuring and Mr. Fanwick—Long Term Bonus Arrangements.” While the awards are earned and reflected in the Summary Compensation Table at the end of a five year performance period, the related compensation expense is recorded in our financial statements ratably over the five year service period. The following amounts were expensed in our financial statements with respect to long term bonus arrangements for each year presented.

	2007	2006	2005
Ms. Moore	$—	$34,506	$64,031
Mr. Lange	—	16,766	35,040
Ms. Kuring	—	11,228	25,929

(10)	Includes dividend income received on shares held as collateral for stock loans and options that have dividend rights. The following amounts reflect such dividends received, net of interest paid on stock loans:

	2007	2006	2005
Ms. Moore	$750	$1,500	$750
Mr. Lange	250	9,467	13,008
Mr. Griggs	—	—	—
Ms. Kuring	—	3,013	3,700
Mr.Fanwick	—	—	—

(11)	Mr. Lange became our Chief Operating Officer effective January 29, 2007.
(12)	Mr. Fanwick was appointed Senior Vice President, General Counsel and Secretary on February 1, 2007.

Grants of Plan-Based Awards for 2007

There were no grants of equity plan-based awards made to any of the executive officers under any plan during 2007. The following table sets forth the minimum, target and maximum payouts under the annual cash incentive bonuses for 2007, described above on page 16.

	Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Name	Grant Date	Minimum ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Constance B. Moore	n/a	—	522,500	950,000	—	—	—	—	—	—	—
Edward F. Lange, Jr.	n/a	—	375,000	750,000	—	—	—	—	—	—	—
Bradley P. Griggs	n/a	—	270,000	540,000	—	—	—	—	—	—	—
Deirdre A. Kuring	n/a	—	198,750	397,500	—	—	—	—	—	—	—
Kerry Fanwick	n/a	—	187,500	375,000	—	—	—	—	—	—	—

(1)	Estimated payouts for 2007 under the annual cash incentive bonus described above on page 16. Actual bonuses received by these named executive officers for 2007 are reported in the Summary Compensation Table under the column entitled “Non Equity Incentive Plan Compensation.”

Performance Shares Granted During 2005

During 2004 and 2005, the Compensation Committee conducted an evaluation of the Company’s long term incentive compensation program for executive officers, which included the use of an independent consultant. Following the evaluation, the Compensation Committee and Board adopted a long term incentive award program for executive officers that established a five year performance period. During 2005, the Compensation Committee approved, and the named executive officers received, under the 1999 BRE Stock Incentive Plan, the grants of restricted stock listed in the table below under “Granted.” The program is heavily weighted on the achievement of performance metrics, with a portion (10%) of the grant vesting over the five year period (2% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares, at the end of the fifth year, include FFO growth, total shareholder return (both relative and absolute) and other strategic measures. The shares granted represent target performance, as defined in the agreements. In addition, the supplemental shares listed below under “Reserved” are reserved for the named executive officers in the event target level performance is exceeded. If the performance metrics are not achieved, the shares will not vest.

	Performance Share Awards
Name	Granted	Reserved
Constance B. Moore	146,162	59,196
Edward F. Lange, Jr.	72,368	29,309
Bradley P. Griggs	73,848	29,908
Deirdre A. Kuring	53,289	21,582
Kerry Fanwick	—	—

During the performance period, the named executive officers receive cash dividends on approximately 50% of the shares granted and have the right to vote the total shares granted during the performance period. With respect to the remaining shares that do not have dividend rights, each year during the five year performance period, the named executive officers receive a grant of restricted stock in an amount equal to the dividends not paid, or “replacement shares.” The vesting of these “replacement shares” is subject to the same performance vesting criteria, metrics and timing associated with the 2005 grant, except that 10% of such ‘replacement shares” vest at the end of the five year period instead of 2% per year over the five-year period as with the original grant. Under certain circumstances upon termination of employment, portions of the shares granted may vest. See “Compensation Discussion and Analysis—Elements of Compensation—Long Term Awards—Performance Share Grants—2003, 2004, 2005 and 2008” for additional information.

Outstanding Equity Awards at December 31, 2007

The following table sets forth: (i) the total number of all outstanding unexercised options held by the named executive officers at the end of 2007; (ii) the exercise price of all such unexercised options; (iii) the option expiration date of all such unexercised options; (iv) the total number of restricted shares with time-based vesting held by the named executive officers at the end of 2007; (v) the market value of such restricted shares based on the closing share price of BRE common stock on December 31, 2007; (vi) the total number of restricted shares awarded to the named executive officer under an equity incentive plan that have not yet been earned (performance shares); and (vii) the market value of such unearned incentive shares based on the closing share price of BRE common stock on December 31, 2007.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Constance B. Moore	—	—		—	$—	—	8,770	(1)	$355,448	147,046	(2)	$5,959,774
	25,000	—		n/a	29.85	7/12/2012	—		—	—		—
	20,000	5,000	(3)	n/a	29.79	1/24/2013	—		—	—		—
	60,000	40,000	(4)	n/a	32.45	1/22/2014	—		—	—		—

Edward F. Lange, Jr.	—	—		—	—	—	4,343	(1)	176,022	81,231	(5)	3,292,292
	32,942	—		n/a	29.47	6/25/2010	—		—	—		—
	8,948	—		n/a	32.97	6/25/2010	—		—	—		—
	6,689	—		n/a	31.10	6/25/2010	—		—	—		—
	20,000	—		n/a	28.70	2/18/2011	—		—	—		—
	4,360	—		n/a	32.97	2/18/2011	—		—	—		—
	40,000	—		n/a	29.16	1/26/2012	—		—	—		—
	40,000	10,000	(3)	n/a	29.79	1/24/2013			—	—		—
	39,000	26,000	(4)	n/a	32.45	1/22/2014	—		—	—		—

Bradley P. Griggs	—	—		—	—	—	4,431	(1)	179,588	86,005	(6)	3,485,783
	20,000	5,000	(3)	n/a	29.79	1/23/2013	—		—	—		—
	18,000	12,000	(4)	n/a	32.45	1/22/2014	—		—	—		—

Deirdre A. Kuring	—	—		—	—	—	3,199	(1)	129,655	60,135	(7)	2,437,272
	10,000	—		n/a	31.63	8/19/2010	—		—	—		—
	5,000	—		n/a	28.88	1/26/2011	—		—	—		—
	4,600	—		n/a	31.60	1/26/2011	—		—	—		—
	20,000	—		n/a	29.16	1/26/2012	—		—	—		—
	32,000	8,000	(3)	n/a	29.79	1/24/2013	—		—	—		—
	28,200	18,800	(4)	n/a	32.45	1/22/2014	—		—	—		—

Kerry Fanwick	—	—		n/a	n/a	n/a	—		—	—		—

The market value of BRE’s Common Stock at December 31, 2007 was $40.53 per share.

(1)	Awards vest ratably over 5 years with final vesting on February 14, 2010.
(2)	Awards cliff vest after 5 years based on performance: 4,500 shares vest on January 23, 2008; 11,000 shares vest on January 23, 2009 and 131,546 shares vest on February 14, 2010.
(3)	Awards vest ratably over 5 years with final vesting on January 23, 2008.
(4)	Awards vest ratably over 5 years with final vesting on January 23, 2009.
(5)	Awards cliff vest after 5 years based on performance: 9,000 shares vest on January 23, 2008; 7,100 shares vest on January 23, 2009 and 65,131 shares vest on February 14, 2010.
(6)	Awards cliff vest after 5 years based on performance: 3,750 shares vest on January 23, 2008; 3,300 shares vest on January 23, 2009 and 76,495 shares vest on February 14, 2010. In addition, 2,460 developer incentive awards vest after stabilization of the related asset, anticipated in 2009.
(7)	Awards cliff vest after 5 years based on performance: 6,375 shares vest on January 23, 2008; 5,800 shares vest on January 23, 2009 and 47,960 shares vest on February 14, 2010.

Option Exercises and Stock Vested in 2007

The following table sets forth, for each of the named executive officers: (i) the number of shares acquired upon exercise of options/SARs during 2007; (ii) the value realized upon such exercise, calculated by subtracting the total exercise price from the market value of BRE stock on the date of exercise; (iii) the number of shares acquired upon vesting of restricted stock during 2007; and (iv) the value realized upon such vesting, based on the market value of BRE stock on the date of vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Constance B. Moore	100,000	1,941,000	2,923	198,296
Edward F. Lange, Jr.	—	—	1,447	98,164
Bradley P. Griggs	—	—	1,608	107,967
Deirdre A. Kuring	—	—	1,066	72,317
Kerry Fanwick	—	—	—	—

Post-Employment Compensation

Pension Benefits

BRE does not have a defined benefit pension plan. However, as described above, named executive officers are eligible to participate in our 401(k) plan.

Nonqualified Deferred Compensation

BRE has a defined contribution, non-qualified deferred compensation plan, under which vice presidents and above may contribute up to 50% of their annual salary and bonus. BRE does not match these contributions. The performance of investments in the nonqualified deferred compensation plan will mirror the investment performance of mutual funds. Contributions are determined by executive election and reflect a percentage of their salary or bonus that they elect to defer and contribute to this plan. Executive contributions are made to funds that match those available in the company’s 401k plan. The measures for calculating interest or other plan earnings are determined by the third party plan administrator and relate directly to appreciation of the related mutual funds. Interest rates will vary by executive officer based on the mix of mutual funds selected by each executive officer. Distributions from the plan will generally be made upon the participant’s termination of employment with us or on other designated distribution dates.

Name	Executive Contributions in 2007 ($)		BRE Contributions in 2007 ($)	Aggregate Earnings in 2007 ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2007 ($) (2)
Constance B. Moore	$—		$—	$—	n/a	$—
Edward F. Lange, Jr.	—		—	11,320	n/a	239,810
Bradley P. Griggs	220,244	(3)	—	33,675	n/a	1,224,681
Deirdre A. Kuring	—		—	14,554	n/a	315,463
Kerry Fanwick	—		—	—	n/a	—

(1)	Aggregate earnings in 2007 represent the unrealized earnings reported by the administrator of BRE’s non-qualified deferred compensation plan. Such earnings represent unrealized appreciation on the underlying investments during 2007 based on net increases and decreases in value of the mutual funds selected by the executive.
(2)	All amounts deferred by the named executives have been included in the Summary Compensation Table in the year the related salary or bonus was earned.
(3)	Consists of $75,000 of the salary and $145,244 of the bonus paid in 2007.

Other Potential Post-Employment Payments

Each of the named executive officers has an employment agreement with BRE whereby they will be paid certain amounts in the event of termination.

Voluntary Termination/ Termination for Cause/ Retirement

In the event of voluntary termination by an executive or termination by BRE for cause (which does not occur within 12 months following a change in control), BRE will not be obligated to provide the terminating executives with any compensation or other benefits after the date of termination.

Vested options will be exercisable for a period of 90 days following termination and will expire at the end of that period, unless the executive’s termination relates to retirement as defined in the 1999 BRE Stock Incentive Plan. In the case of retirement at age 55 or higher, executives will have 12 months to exercise any options that were vested at the retirement date. If the sum of the executive’s age and years of service is greater than or equal to 65, the executive gives at least 12 months’ advance written notice, and the executive’s age is not less than 55, a percentage of then unvested options will become vested upon retirement and such vested options will remain outstanding until the expiration of the original option term. The percentage that will vest increases with age as follows, pro rated if retirement is between the listed ages:

Age at Retirement	Percentage of unvested options that will vest upon Retirement
55	0%
56	20%
57	40%
58	60%
59	80%
60 and higher	100%

Additionally, in the event of retirement as defined in the plan, a number of the unvested 2005 performance shares equal to 4% per year for each year between the grant date and retirement date (pro rated on a daily basis) would vest. Additionally, a portion of the performance shares granted in 2004 would vest, calculated based on performance criteria achieved through the termination date and pro rated based on the number of quarters elapsed between the termination date and the grant date divided by 20, which is the number of quarters in the five year performance period. For the 2004 performance shares, in the event of voluntary termination the amount earned under the performance criteria would instead be pro rated based on the time elapsed between the grant date and the termination date as follows: 0% if the termination date is less than two years from the grant date; 40% if the termination date is at least two years but less than four years from the grant date; and 80% if the termination date is at least four years but less than five years from the grant date.

Death or Disability

In the event of termination upon death or disability, the executive will be paid a lump sum amount equal to the estimated annual bonus that would have been earned for that year, calculated on a pro rata basis through the date of death or disability.

The executive (or his or her beneficiary in the event of the executive’s death) will have 12 months to exercise options that were vested at the date of termination. If such death or disability occurs within 12 months after a change in control, the named executive will also receive a lump sum payment equal to the average annualized bonus the executive received during the term of the employment agreement, pro rated based on the number of days between the change in control and the date of death or disability.

Additionally, a number of the unvested 2005 performance shares would vest equal to 25% of the unvested shares plus an additional 25% of these shares for each full year that has elapsed between the grant date and the date of termination. A portion of the performance shares granted in 2004 would also vest, calculated based on the achievement of performance criteria through termination and pro rated based on the number of quarters elapsed between the termination date and the grant date divided by 20, which is the number of quarters in the five year performance period.

Termination by BRE Other than for Good Cause

In the event of termination by BRE other than for good cause (which does not occur within 12 months following a change in control), the executive will be paid a lump sum payment equal to the sum of: (i) the estimated annual bonus that would have been earned for that year, calculated on a pro rata basis to the termination date; (ii) his or her then annual base salary; plus (iii) the average of his or her annual bonus earned for the preceding two years. The executives would have 90 days to exercise options that were vested on the termination date.

Additionally, a number of the unvested 2005 performance shares equal to 4% per year for each year between the grant date and the termination date (pro rated on a daily basis) would vest. A portion of the performance shares granted in 2004 would also vest, calculated based on the achievement of performance criteria through termination and pro rated based on the number of quarters elapsed between the termination date and the grant date divided by 20, which is the number of quarters in the five year performance period. These amounts would only be paid if the executive provided the company with a full and complete release of all known and unknown claims against the company and its representatives.

Change in Control—Voluntary Termination without Good Reason

In the event of voluntary termination without good reason by the executive within 12 months following a change in control, the executive will be paid a lump sum payment equal to the sum of: (i) the average annualized bonus the executive received during the term of the employment agreement, pro rated based on the number of days between the change in control and termination; (ii) the estimated annual bonus the executive would have earned for that year, calculated on a pro rata basis through the date of termination; (iii) 100% of his or her then annual base salary; plus (iv) the average of the annual bonus awarded in the prior two years. The amounts in

(iii) and (iv) above would only be paid if the executive provided 90 days’ written notice of termination and assisted with the transition during that period. Additionally, the performance shares granted in 2004 would vest based on achievement of performance criteria through the date of the change in control.

Change in Control—Voluntary Termination with Good Reason or Termination by Company other than For Cause

In the event of termination within 12 months following a change in control due to either voluntary termination with good reason by the executive, or termination by the company other than for cause, the executive will be paid a lump sum equal to: (i) the estimated annual bonus the executive would have earned for that year, calculated on a pro rata basis through the date of termination; plus (ii) two times the sum of his or her then annual base salary and the average of the annual bonuses earned for the preceding two years. In addition, the performance shares granted in 2005 and 2004, and all outstanding unvested options would vest. These amounts would only be paid if the executive provided the company with a full and complete release of all known and unknown claims against the company and its representatives.

“Best Net” Policy

In the event that the benefits provided for in the employment agreements, when aggregated with any other payments or benefits received by the named executives, would constitute a “parachute payment,” and would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the officer of the greatest amount of aggregate benefits on an after-tax basis.

The following tables reflect the amounts that would have been paid under these provisions to each named executive officer upon termination on December 31, 2007, including lump sum payments and other benefits. The amounts disclosed represent our best estimate of the maximum amount that would have been paid to each executive upon termination on that date. As discussed above, the company has a “best net” policy, such that the amount calculated and disclosed could be reduced to an amount that would not trigger payment of excise tax.

Constance B. Moore

						Change in Control
	Voluntary Termination	Retirement (1)	Termination for Cause	Death or Disability	Termination other than for Cause	Death or Disability	Termination without Good Reason	Voluntary Termination with Good Reason/ Termination by BRE other than for Cause
Salary	$—	n/a	$—	$—	$475,000	$—	$475,000	$950,000
Bonus	—	n/a	—	329,410	831,750	831,750	$1,334,089	1,334,089
Performance Share Vesting (2)	59,741	n/a	—	3,008,765	819,656	3,008,765	195,132	6,315,222
Option Vesting (3)	—	n/a	—	—	—	—	—	376,900

Total	$59,741	n/a	$—	$3,338,175	$2,126,406	$3,840,514	$2,004,221	$8,976,211

Edward F. Lange, Jr.

						Change in Control
	Voluntary Termination	Retirement (1)	Termination for Cause	Death or Disability	Termination other than for Cause	Death or Disability	Termination without Good Reason	Voluntary Termination with Good Reason/ Termination by BRE other than for Cause
Salary	$—	n/a	$—	$—	$375,000	$—	$375,000	$750,000
Bonus	—	n/a	—	336,689	666,867	666,867	997,045	997,045
Performance Share Vesting (2)	38,560	n/a	—	1,576,568	492,685	1,576,568	187,958	3,468,314
Option Vesting (3)	—	n/a	—	—	—	—	—	317,480

Total	$38,560	n/a	$—	$1,913,257	$1,534,552	$2,243,436	$1,560,003	$5,532,839

Bradley P. Griggs

						Change in Control
	Voluntary Termination	Retirement (1)	Termination for Cause	Death or Disability	Termination other than for Cause	Death or Disability	Termination without Good Reason	Voluntary Termination with Good Reason/ Termination by BRE other than for Cause
Salary	$—	n/a	$—	$—	$300,000	$—	$300,000	$600,000
Bonus	—	n/a	—	150,126	375,154	375,154	600,182	600,182
Performance Share Vesting (2)	17,922	n/a	—	1,773,498	510,949	1,773,498	82,955	3,625,206
Option Vesting (3)	—	n/a	—	—	—	—	—	150,660

Total	$17,922	n/a	$—	$1,923,624	$1,186,103	$2,148,652	$983,137	$4,976,048

Deirdre A. Kuring

						Change in Control
	Voluntary Termination	Retirement (1)	Termination for Cause	Death or Disability	Termination other than for Cause	Death or Disability	Termination without Good Reason	Voluntary Termination with Good Reason/ Termination by BRE other than for Cause
Salary	$—	n/a	$—	$—	$265,000	$—	$265,000	$530,000
Bonus	—	n/a	—	145,446	294,406	294,406	443,365	443,365
Performance Share Vesting (2)	31,500	n/a	—	1,164,590	366,444	1,164,590	143,603	2,566,927
Option Vesting (3)	—	n/a	—	—	—	—	—	237,824

Total	$31,500	n/a	$—	$1,310,036	$925,851	$1,458,996	$851,968	$3,778,116

Kerry Fanwick

						Change in Control
	Voluntary Termination	Retirement (1)	Termination for Cause	Death or Disability	Termination other than for Cause	Death or Disability	Term- ination without Good Reason	Voluntary Termination with Good Reason/ Termination by BRE other than for Cause
Salary	$—	n/a	$—	$—	$250,000	$—	$250,000	$500,000
Bonus	—	n/a	—	164,618	352,118	352,118	539,618	539,618
Performance Share Vesting (2)	—	n/a	—	—	—	—	—	—
Option Vesting (3)	—	n/a	—	—	—	—	—	—

Total	$—	n/a	$—	$164,618	$602,118	$352,118	$789,618	$1,039,618

(1)	None of the named executive officers are of the age to qualify for retirement under the BRE plans.
(2)	Represents the dollar value of unvested shares that would have vested upon termination under the provisions of the performance share agreements, assuming termination on and performance through December 31, 2007. The shares that would have been earned are valued at our closing price per share on December 31, 2007, or $40.53.
(3)	Represents the intrinsic value of unvested options that would have vested upon termination on December 31, 2007, calculated as the difference between our share price on December 31, 2007, or $40.53, and the strike price of each option, multiplied by the number of options that would vest.

Stock Loans

From 2000 through July 2002, the Board approved five-year loans aggregating $1,179,625 to Ms. Moore, Mr. Lange, and Ms. Kuring, for the purpose of immediately exercising a portion of stock options granted on the date of the loan (the ''Stock Loans''). See “Employment Contracts and Termination of Employment and Change in Control Arrangements—Ms. Moore—Stock Loan.” The Board adopted the practice of making annual performance grants to the named executive officers through July of 2002, other than to Mr. Griggs who participated in the developer incentive program described in “Employment Contracts and Termination of Employment and Change in Control Arrangements—Mr. Lange, Mr. Griggs and Ms. Kuring—Developer Incentive Awards” during this period. These loans were collateralized by the purchased shares with full recourse to the named executive officers.

The following table summarizes certain information concerning the Stock Loans granted to the current named officers:

Date	Loan Amount	To Exercise Option for No. of Shares	Interest Rate (1)
Ms. Moore
July 11, 2002 (2)	$447,750	15,000	6.5%
Mr. Lange
January 24, 2002 (2)	$145,800	5,000	6.7%
February 16, 2001 (2)	143,500	5,000	6.5%
June 23, 2000 (2)	296,875	10,000	5.7%
Ms. Kuring
October 25, 2001 (2)	$145,700	5,000	6.4%

(1)	Payable quarterly. The interest rate was equal to the dividend yield on the Common Stock purchased on the loan date, which approximates a market rate of interest representative of the rate the executives could have obtained from independent third party lenders.
(2)	As of December 31, 2007, these loans matured and have been repaid.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires BRE's Directors and executive officers, and persons who own more than 10 percent (10%) of a registered class of its equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of BRE.

To BRE’s knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the year ended December 31, 2007, all Section 16(a) filing requirements applicable to BRE’s officers, Directors and greater than 10 percent shareholders were complied with.

Employment Contracts and Termination of Employment and Change in Control Arrangements

The summaries of agreements below are qualified in their entirety by reference to the complete agreements, which have been filed as exhibits to BRE’s periodic filings with the SEC. In addition, the potential post-employment payments which are payable pursuant to these agreements are described above in “Other Potential Post-Employment Payments” on page 30.

Ms. Moore

On November 20, 2006, Ms. Moore and the Company entered into an amended and restated employment agreement effective as of January 1, 2005. This agreement amends and restates, in its entirety, the employment agreement dated July 11, 2002, which was amended on January 1, 2003. Ms. Moore is employed at will by BRE effective January 1, 2005 and continuing thereafter until terminated. Under the terms of the agreement, Ms. Moore remains President and Chief Executive Officer. The terms of the agreement are as follows:

Base Salary.    Ms. Moore received a stated base salary of $400,000 per year through 2006. Her salary was increased to $475,000 for 2007. The Compensation Committee reserves the right to review base salaries on an annual basis and may adjust the base salary based on relevant circumstances.

Annual Incentive Bonus.    For 2007, Ms. Moore was eligible to receive an annual performance based bonus with a minimum threshold of 0% of base salary and a maximum range of 200% of base salary, targeted at 110% of base salary and based on achievement of predefined operating or performance criteria established by the Board (the ''Annual Criteria''). For 2008, the bonus target for Ms. Moore was increased to 120% of base salary and the maximum was maintained at 200% of base salary.

Long Term Incentive Awards.    Under Ms. Moore’s employment agreement, she is eligible to receive long term incentive awards at the discretion of the Board. It is contemplated that such awards will take into account financial, operating and other results achieved as well as future long term performance goals. Such awards may be in the form of options, restricted shares which vest over time or upon satisfaction of performance metrics, SARs, stock grants, or any other form of long term compensation as determined by the Board in its sole discretion.

Benefits.    During the term of the agreement, BRE has agreed to pay the premiums on a term life insurance policy covering and for the benefit of Ms. Moore with a face amount equal to 100% of her base salary. Ms. Moore has not elected to participate in this program to date. Ms. Moore is also entitled to participate in other benefit plans as are generally provided by BRE to its other officers.

In addition, Ms. Moore has signed other compensation related agreements, the significant terms of which follow:

Stock Options. On July 11, 2002, Ms. Moore was granted an option to purchase 125,000 shares of the Company’s common stock at an exercise price of $29.85 per share, which vested in equal installments over five years. Ms. Moore was also awarded annual stock option grants in 2003 and 2004 that vest in equal installments over five years.

Restricted Stock.    Under her original employment agreement, if, at any time prior to December 31, 2002, Ms. Moore purchased BRE common stock, she was to be awarded restricted stock from the Company in the ratio of one share for each 10 shares of common stock purchased, up to a limit of $500,000. Such restricted shares were to vest at the end of three years. Ms. Moore was granted 1,700 shares under this provision, which vested in December 2005.

Stock Loan.    On July 11, 2002, Ms. Moore received a loan of $447,750 to exercise options to purchase 15,000 shares of Common Stock (at an exercise price of $29.85 per share) issued on that date (the “2002 Stock Loan”). The 2002 Stock Loan had an interest rate of 6.5% per annum, payable quarterly, with all principal payable in full on July 11, 2007 (the ''Payment Date''). See also “Stock Loans.”

Long Term Bonus Arrangement.    Under a Long Term Bonus Arrangement entered into in July 2002, Ms. Moore was eligible to receive a bonus payable after five years of up to $447,750. Ms. Moore received $115,833 under this arrangement in July 2007. The bonus amount awarded was calculated using a formula whereby: (i) up to 20% of the bonus amount was awarded based on BRE’s targeted same property growth in NOI; (ii) up to 50% of the bonus amount was awarded based on a targeted increase in FFO per share of Common Stock; and (iii) up to 30% of the bonus amount was awarded based on a targeted FFO Multiple, defined as the closing price per share of BRE’s Common Stock as of the last trading date of the calendar year divided by its FFO per share for the preceding twelve-month period. Each of these criteria was measured against the 10 largest publicly traded multifamily REITs.

Performance Shares.    Under a Performance Share Agreement entered into in February 2005, Ms. Moore received a grant of 146,162 shares of restricted stock. Vesting of the shares is heavily weighted on the achievement of performance metrics, with a portion (10%) of the grant vesting over the five-year period (2% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares, at the end of the fifth year, include FFO growth, total shareholder return (both relative and absolute) and other strategic measures. The shares granted represent target performance, as defined in the agreement. In addition, 59,196 shares are reserved for Ms. Moore in the event target level performance is exceeded. If the threshold performance metrics are not achieved, none of the performance shares will vest. During the performance period, Ms. Moore receives cash dividends on 50% of the shares granted and has the right to vote the total shares granted during the performance period. With respect to the remaining shares that do not have dividend rights, each year during the five year performance period, she receives a grant of restricted stock in an amount equal to the dividends not paid on those shares, or “replacement shares.” The vesting of these “replacement shares” is subject to the same performance vesting criteria, metrics and timing associated with the 2005 grant, except that 10% vest at the end of the five year period instead of 2% per year over the five year period as with the original grant. Under certain circumstances upon termination of employment, portions of the shares granted may vest. See “Compensation Discussion and Analysis—Elements of Compensation—Long Term Awards—Performance Share Grants—2003, 2004, 2005 and 2008” for additional information.

Under performance share agreements entered into in 2003 and 2004, Ms. Moore received grants of 4,500 and 11,000 shares of restricted stock, respectively, which vest at the end of five years and include full dividend rights. The performance shares granted in 2004 vest at the end of five years based on BRE’s achievement of specified performance criteria over that period in the following areas: total shareholder return relative to multifamily REIT peers, FFO growth relative to multifamily REIT peers, and stock multiple relative to multifamily REIT peers. There were similar peer group criteria for the 2003 grant, which vested on January 23, 2008.

In January 2008, Ms. Moore received a grant of 11,846 shares of restricted stock. Vesting of 60% of the shares is based on the achievement of performance metrics, with 40% of the grant vesting ratably over the four year period (10% per year), subject to continuous employment with the Company. The performance criteria linked to the vesting of the balance of the shares, at the end of the fourth year, include FFO growth, total shareholder return relative to the MSCI US REIT Index (RMS) and average EVA spread above the Weighted

Average Cost of Capital (WACC). The shares granted represent target performance, as defined in the agreement. If the threshold performance metrics are not achieved, none of the performance shares will vest. Dividends will be paid quarterly on the time vested shares and will accrue on the performance based shares, with payment at the end of the four year period based on the actual shares earned.

Mr. Lange, Mr. Griggs, Ms. Kuring and Mr. Fanwick

Mr. Lange, Mr. Griggs and Ms. Kuring have amended and restated employment agreements similar to Ms. Moore’s employment agreement, each entered into on November 20, 2006 and effective as of January 1, 2005. The agreements provide for at will employment commencing on January 1, 2005 and continuing thereafter until terminated. Mr. Fanwick has a similar employment agreement, entered effective as of February 1, 2007. The agreement provides for at will employment commencing on February 1, 2007, and continuing thereafter until terminated. Certain material terms of the agreements are as follows:

Base Salary.    Through 2006, Mr. Lange, Mr. Griggs and Ms. Kuring received stated base salaries of $300,000, $285,000 and $250,000, respectively. Salaries for 2007 were increased to $375,000, $300,000, and $265,000, for Mr. Lange, Mr. Griggs, and Ms. Kuring, respectively. Mr. Fanwick joined the company with a base salary of $250,000. The Compensation Committee reserves the right to review base salaries on an annual basis and may adjust the base salaries based on relevant circumstances. For 2008, the Compensation Committee determined to increase the salary for Mr. Lange to $400,000.

Annual Incentive Bonus.    Executive officers are eligible to receive an annual incentive bonus that is performance based with a specific target bonus level. For Mr. Lange, the target level was 100% of base salary for 2007. For Mr. Griggs, the target level was 90% of base salary for 2007. For Ms. Kuring and Mr. Fanwick, the target level was 75% of base salary for 2007. The amount of the annual bonus is based on the achievement of predefined operating or performance criteria established by the Board of Directors with a minimum threshold of 0% of base salary and a maximum range of 200% of the target levels set forth above. For 2008, the bonus target for Mr. Lange was increased to 110% of base salary and the maximum is 200% of base salary.

Long Term Incentive Awards.    Under the employment agreements, the named executive officers are eligible to receive long term incentive awards at the discretion of the Board. It is contemplated that such awards will take into account financial, operating and other results achieved as well as future long term performance goals. Such awards may be in the form of options, restricted shares which vest over time or upon satisfaction of performance metrics, SARs, stock grants, or any other form of long term compensation as determined by the Board in its sole discretion.

Benefits.    During the term of the agreement, BRE has agreed to pay the premiums on term life insurance policies covering and for the benefit of the named executive officers with face amounts equal to 100% of base salary. None of the officers are currently participating in this program. The named executive officers are also entitled to participate in other benefit plans as are generally provided by BRE to its other officers.

In addition, the officers have signed other compensation related agreements, the significant terms of which follow:

Performance Shares.    With the exception of Mr. Fanwick, each of the named executive officers entered into performance share agreements with BRE in 2005, 2004 and 2003. In January 2008, Mr. Lange and Mr. Fanwick entered into additional performance share agreements with BRE. The vesting, performance criteria and other terms of these agreements are similar to those described under Ms. Moore’s employment agreement above. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Awards—Performance Share Grants—2003, 2004, 2005 and 2008” for additional information.

Long Term Bonus Arrangements.    Under separate Long Term Bonus Arrangements, Mr. Lange and Ms. Kuring were also eligible to receive a maximum bonus after five years in an amount equal to the principal amount of the stock loans granted in 2000, 2001 and 2002. Payment of the long term bonus arrangements was determined based on performance of the company over the five year period, under terms similar to Ms. Moore’s Long Term Bonus Arrangement discussed above.

Developer Incentive Awards.    Through 2005, Mr. Griggs participated in a program that provides additional long term incentive awards based on development of assets with returns above a company-approved, market-specific hurdle rate as established by the Board. Awards granted under the program vest no later than ten years after the start of construction. Awards are expected to be granted for certain remaining development assets under this program that were underway prior to 2005. In August 2005, the future long term compensation program for Mr. Griggs was transitioned from the developer incentive awards to the performance shares granted to the other executive officers. As part of the transition Mr. Griggs was granted an additional 20,064 restricted shares, half of which vest at the end of five years and half of which are included with Mr. Griggs’ 2005 performance shares grant. In 2006, Mr. Griggs was awarded 1,003 shares of restricted stock under the developer incentive award program for pre-existing projects. No such awards were made to Mr. Griggs in 2007.

Restricted Stock.    In connection with his employment, the company awarded Mr. Fanwick a grant of 7,107 shares of restricted stock that cliff vest on January 30, 2011, subject to his continued employment with BRE.

Moving/ Transition Assistance Loans.    Upon commencement of employment, the company provided Mr. Lange, Mr. Griggs and Ms. Kuring with five year, full recourse loans in original principal amounts of $150,000, $50,000 and $50,000, respectively, at interest rates equal to the mid-term federal rate with respect to Mr. Lange and Ms. Kuring, and interest free in the case of Mr. Griggs. For Mr. Lange and Ms. Kuring, the loans were forgiven on a pro-rata basis on each anniversary date of appointment. For Mr. Griggs, the loan was forgiven on his fifth anniversary date of employment. The forgiveness of these loans is included in the Summary Compensation Table in the year of forgiveness.

Severance Benefits-All Named Executive Officers.    As discussed in Other Potential Post-Employment Payments above, if at any time during the term of the employment agreement the employment of one of the executives is terminated, he or she shall be entitled to certain severance benefits based on the nature of his or her termination. Depending on the cause of the termination, the executives may receive a lump sum payment in an amount up to two years’ base salary and bonus, and income that reflects vesting of certain stock options and performance shares.

In the event that the benefits provided for in the employment agreements, when aggregated with any other payments or benefits received by the named executive, would constitute a “parachute payment,” and would be subject to the excise tax imposed by Section 4999 of the Code, the aggregate benefits will either be delivered in full or delivered in a lesser amount that would result in no portion of the aggregate benefits being subject to the excise tax, whichever results in the receipt by the officer of the greatest amount of aggregate benefits on an after-tax basis.

Certain Relationships and Related Transactions

For information on certain relationships and related transactions, please see the information contained in the headings “Stock Loans” and “Employment Contracts and Termination of Employment and Changes in Control Arrangements” above. The Company does not have a written related party transaction policy in place because the approach of the Board of Directors is not to enter into any related party transactions.

COMPENSATION COMMITTEE

REPORT

The Compensation Committee (the “Committee”) of the Board, which is composed entirely of independent directors, provides assistance to the full Board by: (1) reviewing management’s recommendations regarding executive compensation, and evaluating the compensation plans, policies and programs of the Company; (2) determining the compensation of the chief executive officer and approving her recommendations as to compensation of all other executive officers of the Company; and (3) reviewing the Compensation Discussion and Analysis for inclusion in this proxy statement in accordance with applicable rules and regulations. The Compensation Committee Charter is attached hereto as Annex B and is available on BRE’s website at www.breproperties.com.

The Committee has reviewed and discussed the Compensation Discussion and Analysis disclosure included in this Proxy Statement with management. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in the company’s Proxy Statement.

The members of the Compensation Committee give the foregoing report, namely:

Edward E. Mace, Chairman
Christopher McGurk
Matthew T. Medeiros
Thomas E. Robinson

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees BRE’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, Ernst & Young LLP, the following items for which they are responsible: (a) expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles; (b) expressing an opinion on the Company’s internal control over financial reporting and management’s assessment thereof; (c) discussing their judgments as to the quality, not just the acceptability, of BRE’s accounting principles; and (d) such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and BRE, including the matters in the written disclosures required by the Independence Standards Board, and has considered the compatibility of nonaudit services with the auditors’ independence. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Audit Committee discussed with BRE’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of BRE’s internal controls, and the overall quality of our financial reporting. The Audit Committee met formally five times during 2007.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission. The Audit Committee recommended and the Board has approved the selection of Ernst & Young LLP as BRE’s independent registered public accounting firm to audit the financial statements of BRE for the year ended December 31, 2008, subject to shareholder approval of Proxy Item No.3.

The responsibilities of the Audit Committee are more specifically contained in the Charter and Powers of the Audit Committee of the Board of Directors of BRE Properties, Inc., which was originally approved by the full Board of Directors on October 25, 1999, and was approved as amended March 2, 2001, and March 27, 2003. The Amended and Restated Audit Committee Charter is attached hereto as Annex A and is available on our website at www.breproperties.com.

The Members of the Audit Committee as of February 29, 2008 give the foregoing report, namely:

Roger P. Kuppinger, Chairman
Irving F. Lyons
Thomas E. Robinson

FEES OF ERNST & YOUNG LLP

The Audit Committee has established a pre-approval policy and procedure for audit, audit-related and tax services that can be performed by the independent registered public accounting firm. The policy sets out the specific services pre-approved by the Audit Committee and the applicable limitations, while ensuring the independence of the independent registered public accounting firm to audit the Company’s financial statements is not impaired. The pre-approval policy does not include a delegation to management of the Audit Committee responsibilities under the Securities Exchange Act of 1934.

During 2007 and 2006, fees incurred by BRE to Ernst & Young LLP totaled $1,726,707 and $1,552,249, respectively. Fees for all services performed were pre-approved by the Audit Committee. The Audit Committee considered and concluded that the provision of limited services, other than audit related in nature, by Ernst & Young LLP was compatible with and did not prejudice the maintenance of the principal auditors’ independence, in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and related rules.

Audit Fees

The aggregate fees billed for the integrated audit of BRE’s annual financial statements and internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, review of quarterly financial statements and SEC filings totaled $959,276 in 2007 and $1,083,251 in 2006.

Audit-Related Fees

During 2007, BRE incurred audit-related fees aggregating $389,000, relating to audits and reviews of the Company’s joint ventures and other audit-related consultations. During 2006, BRE incurred audit-related fees aggregating $245,000, relating to audits and reviews of the Company’s joint ventures, and other audit-related consultations.

Tax Fees

Tax fees totaled $378,431 in 2007, and related to tax return preparation, REIT compliance and other tax consultations. Tax fees totaled $223,998 in 2006, and related to tax return preparation, REIT compliance and other tax consultations.

All Other Services

There were no other services provided by Ernst & Young in 2007 or 2006.

AMENDING AND RESTATING THE 1999 BRE STOCK INCENTIVE PLAN

(Proxy Item No. 2)

We are asking you to approve the Amended and Restated 1999 BRE Stock Incentive Plan, which we refer to as the Proposed 1999 Plan, or the Plan. The 1999 BRE Stock Incentive Plan (as previously amended, the “1999 Plan”) was originally approved by the Board on January 25, 1999, and was amended by the Board and approved by shareholders of the company in 2001. The 1999 Plan is currently scheduled to terminate in 2009. The Proposed 1999 Plan provides for the grant of stock options, share appreciation rights and restricted and unrestricted stock to officers and other key employees of the Company, as well as consultants who serve the Company. On January 31, 2008, the Board of Directors approved the Proposed 1999 Plan, subject to approval of shareholders. The Proposed 1999 Plan provides for the amendment and restatement of the 1999 Plan and provides for an increase in the maximum number of shares reserved for issuance at any time under the 1999 Plan from 3,500,000 shares of common stock to 4,500,000 shares of common stock.

The Proposed 1999 Plan further differs from the 1999 Plan in that, among other things, the Proposed 1999 Plan:

•	extends the last day an award may be granted under the Proposed 1999 Plan from 2009 to 10 years from the date the Board of Directors approved the Proposed 1999 Plan;

•	modifies the individual award limit to be 1,000,000 shares per calendar year instead of an aggregate of 1,000,000 shares;

•	prohibits the use of loans to pay for the exercise price of an option;

•	provides the ability to grant free standing Stock Appreciation Rights (SARs) with a strike price no less than the fair market value of a share of the Company’s Common Stock on the grant date;

•	specifies that share withholding to cover taxes will only be for the minimum statutory withholding tax amount; and

•	requires shareholder approval for any offer to buy out awards for cash and prohibits any transfer of awards granted under the Proposed 1999 Plan to a third party for consideration.

The Board of Directors believes that the approval of the Proposed 1999 Plan, including the extension in the term of the plan and the increase in the number of shares reserved for issuance under the Plan, will give the Compensation Committee and the Board of Directors the ongoing flexibility they need to carry out their responsibilities to establish compensation programs that attract and retain employees and consultants by providing them with incentive compensation and a proprietary interest in the Company.

The following summary of certain provisions of the Amended and Restated 1999 BRE Stock Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Proposed 1999 Plan document, which is attached hereto as Annex D.

The Plan provides for the award of non-qualified and incentive stock options, restricted stock, stock appreciation rights, and performance awards. A total of 3,500,000 shares of our common stock have been reserved for issuance under the 1999 Plan, as amended in 2001. The Proposed 1999 Plan would increase the total number of shares reserved for issuance by an additional 1,000,000 to 4,500,000. The Proposed 1999 Plan limits the maximum number of shares of Common Stock for which awards may be granted during any calendar year to any participant in the Proposed 1999 Plan to 1,000,000. As of the record date of March 14, 2008, there were 50,998,339 shares of common stock outstanding, 162,039 shares available for future grant under the 1999 Plan and 268,495 shares available for future grant under the Non-Employee Director Plan. All remaining shares under the 1999 Plan are available as full value awards. As of March 14, 2008, there were 1,565,495 options outstanding under the plans with an average exercise price of $32.475 and an average life of 4.56 years. As of March 14, 2008, there were 508,807 full value awards outstanding under the 1999 Plan. The closing per share price of our common stock as of the close of business on March 14, 2008 was $44.31.

Administration of the Proposed 1999 Plan

The Plan is administered by the Compensation Committee (the “Committee”). No person is eligible to serve on the Committee unless he or she is an Independent Director. The Committee has the sole authority to determine the eligible participants to whom awards shall be granted under the Proposed 1999 Plan, the number of shares to be covered by an award, which options granted shall be incentive stock options and which shall be non-qualified stock options, the period and conditions under which each award shall vest or be exercisable, and the terms and conditions of each award agreement. The Committee has full authority to interpret and administer the Plan. The Proposed 1999 Plan provides that the Committee may delegate any of its responsibilities and powers to any of its members or other persons selected by the Committee. In its discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. In addition, the Committee may delegate its authority to its members or other persons who it selects, to the extent permitted by applicable law. The Proposed 1999 Plan provides that if the Committee offers to buy out awards for cash, such offer will be subject to shareholder approval.

Eligibility

Salaried employees and consultants of BRE Properties, Inc. may receive options, restricted stock, stock appreciation rights and other awards under the 1999 Plan. The Proposed 1999 Plan also allows for the grant of awards to other key employees. As of February 29, 2008, we had approximately 817 employees and consultants (including five executive officers) who would be eligible to receive awards under the Proposed 1999 Plan.

Awards

Stock Options.    The Committee has discretion to grant either incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or non-qualified stock options (“NQSOs”). A further description of the tax consequences of incentive stock options appears below on page 46 under the heading “Incentive Stock Options.” Stock option grants may be evidenced by written agreements in such form approved by the Committee consistent with the terms of the Proposed 1999 Plan. The Committee will, subject to the terms and conditions of the Plan, determine the terms and conditions of option grants and the number of shares to be issued pursuant to such options. The exercise price will be not less than the fair market value of a share of our common stock on the date of grant.

The Plan provides that the Committee may, in its discretion, provide that an option may not be exercised in whole or in part for a specified period or periods of time. Generally, options vest 20% or 33% per year beginning one year after the grant date and expire ten years from the date of grant. Except as so specified, an option may be exercised in whole or in part from time to time for a period of up to ten years from the date of grant. The Committee may also provide in any option that the option may be exercised prior to the full vesting of the option, provided that any shares acquired upon exercise of the option will be subject to restrictions determined by the Committee (including, among others, forfeiture restrictions, restrictions on the transferability of the shares, the right of the Company to repurchase shares, and a right of first refusal in favor of the Company.) In the discretion of the Committee, an option may become immediately exercisable upon the occurrence of certain events, including upon the death or permanent disability of the optionee or upon a change of control (as defined in the Plan) of the Company.

Unless the Committee otherwise provides, in the event of a termination of an optionee’s employment, so long as the Optionee gives the Company two weeks notice and cooperates in transition, the optionee may, to the extent exercisable on the date of termination, exercise the option for 90 days (or 12 months in the case of the optionee’s death or permanent disability) after the termination date, and the option will terminate at the end of that period. Otherwise, the option will terminate upon the optionee’s termination of service. In addition, if the termination of service is due to the optionee’s retirement, the Plan provides for special rules relating to the exercisability of the options after retirement and additional vesting based on the optionee’s age and position of the Company at retirement. The Committee may provide in any option that if the exercise of the option under certain circumstances would violate federal or state securities laws, then the option will not terminate until the earlier of the expiration of the option or three months following the first date on which the exercise of the option would not be in violation of such securities laws. In the event of a merger, sale of assets or certain other corporate transactions, the Plan authorizes the Committee, in its discretion, to either accelerate the vesting of outstanding options or cancel options which were exercisable at any time prior to the effective date of such transaction.

Payment of the option price upon exercise of an option will be in cash or, in the discretion of the Committee, in shares of common stock already owned by the optionee having a fair market value equal to the option price, or any combination of cash and Common Stock having a combined value equal to the option price. The option holder may in certain circumstances elect to have shares withheld to satisfy up to the minimum statutory tax-withholding requirements in connection with the exercise of an option. The Plan also provides that the Committee may permit optionees to use cashless exercise methods that are permitted by law and in connection therewith the Company may establish a cashless exercise program, including a program where the commissions on the sale of stock subject to an exercised option are paid by the Company.

Stock Appreciation Rights (SARs).    The 1999 Plan provides that the Committee may grant SARs in connection with all or part of any option granted under the Plan. The Proposed 1999 Plan also allows the Committee to grant SARs which are independent of an option. A stock appreciation right will be subject to terms and conditions determined by the Committee, consistent with the Plan. The Proposed 1999 Plan clarifies that Stock Appreciation Rights that are not connected to any stock option shall have an exercise price that is not less than 100% of the fair market value of our common stock on the date of the grant and a term of no more than 10 years from the date of grant. SARs provide for payments, upon exercise, to the holder based upon increases in the price of our common stock over the exercise price. The Committee may elect to pay SARs in cash, in shares of common stock, or in a combination of both.

Restricted Shares.    The Committee may grant restricted shares, i.e., shares of Common Stock that are subject to transfer restrictions determined by the Committee in its sole discretion, and subject to substantial risk of forfeiture unless and until specific conditions established by the Committee at the time of grant are met. Such conditions may be based on continuing employment or service to the Company or achievement of pre-established performance goals, or both as determined by the Committee, subject to the “Full Value Award Vesting Limitations” set forth below. With respect to restricted stock awards which are intended to qualify as “performance-based compensation” for purposes of the Code Section 162(m) deduction limit, the specific categories and procedures for establishing such performance goals are set forth in Section 4.3 of the Plan. Such goals may include any of the following: funds from operations per Share (“FFO per Share”); ratio of Common Stock price to FFO per Share; same property performance; return on net assets; operating ratios; cash flow; shareholder return; revenue growth; net income; earnings per share; debt reduction; return on investment; or revenue. The Committee’s discretion in establishing performance goals would not be limited to the goals described in Section 4.3 of the Plan when the grantee’s compensation amount is not expected to be subject to the deduction limitations of Code Section 162(m).

Stock certificates for restricted shares shall be issued in the name of the holder, but the certificates may be retained in escrow until such time as the restrictions shall have lapsed. The holder of restricted shares shall have all rights of a shareholder with respect to the Common Stock registered in his or her name, including voting and dividend rights, unless otherwise provided in the restricted share award.

Other Stock Based Awards.    The Proposed 1999 Plan also authorizes the Committee to grant awards in the form of shares or share units, which are rights to receive shares in the future. These awards may be either current or deferred, restricted or unrestricted, and in tandem or combination with, or as an alternative to, any other compensation plan of the Company. Subject to the “Full Value Award Vesting Limitations” set forth below, the Committee will determine the terms and conditions of other stock-based awards.

Full Value Award Vesting Limitations

The Proposed 1999 Plan includes a new minimum vesting requirement for “Full Value Awards” (that is, restricted stock awards or other stock-based awards such as shares or share units). The Proposed 1999 Plan requires that Full Value Awards which vest solely based on the passage of time must vest over a period of not less than three years and performance awards must vest over a period of not less than one year. These vesting limitations will not apply to a limited basket consisting of up to 5% of the shares of common stock available for issuance under the Proposed 1999 Plan.

Assignability

Awards under the Proposed 1999 Plan may be transferred only by will or by the laws of descent and distribution unless and until such awards have been exercised or the shares underlying such awards have been issued and all restrictions applicable to such shares have lapsed. During a participant’s lifetime, options are exercisable only by the participant, unless the options have been properly transferred, in which case, the options are exercisable by the transferee. The Proposed 1999 Plan specifies that under no circumstances may any award granted under the plan be transferred to a third party for consideration.

No Repricing of Options or other Awards

The Proposed 1999 Plan does not permit the Committee to amend the terms of any outstanding option or stock appreciation right to reduce its exercise price.

Adjustments

If the Committee determines that any dividend, reclassification, stock split, reorganization, merger, consolidation or other similar change in corporate structure affects our common stock such that the Committee or the Board of Directors determines an adjustment is appropriate in order to prevent dilution, then the Committee or the Board will make appropriate adjustment to the maximum number and class of shares issuable under the Plan and the number and/or class of shares and price per share in effect under each outstanding option. The Proposed 1999 Plan also requires that the number and type of securities subject to each outstanding award, as well as the exercise price or grant price thereof, be adjusted as necessary to accommodate any change in the per share value of the underlying common stock arising from the occurrence of a stock dividend or other distribution, stock split, reverse stock split or recapitalization through a large, nonrecurring cash dividend that also affects the shares or share price of common stock.

Amendment, Suspension or Termination of the Proposed 1999 Plan

The Board of Directors may at any time amend, suspend or terminate the 1999 Plan. The Proposed 1999 Plan permits either the Board of Directors or the Committee to amend, suspend or terminate the Proposed 1999 Plan. However, no such amendment or revision may, unless appropriate shareholder approval of such amendment or revision is obtained, (1) increase the maximum number of shares which may be acquired pursuant to awards granted under the Plan (except for adjustments described in the foregoing paragraph) or (2) extend the term of the Plan. No amendment of the Proposed 1999 Plan may alter or impair any rights or obligations under any awards already granted unless the holder of the award consents or the award otherwise provides. No awards may be granted or awarded during any period of suspension or after termination of the Plan. Under the 1999 Plan, no award may be granted after January 24, 2009, which is the date ten years from the date the 1999 Plan was adopted by the Board of Directors. The Proposed 1999 Plan modifies this last provision by extending the last day an award may be granted under the Proposed 1999 Plan to ten years from the date the Board of Directors adopted the Proposed 1999 Plan.

Securities Laws, Foreign Laws and Federal Income Taxes

Securities Laws.    The Proposed 1999 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The Proposed 1999 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Proposed 1999 Plan and options granted thereunder will be deemed amended to the extent necessary to conform to such laws, rules and regulations.

General Federal Income Tax Consequences.    The following is a general summary under current law of the material United States federal income tax consequences with respect to the Proposed 1999 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as foreign, state and local income taxes, as well as gift and estate tax considerations, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality.

Non-Qualified Stock Options.    For federal income tax purposes, if an optionee is granted NQSOs, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of a common share on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common shares on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options.    There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Stock Appreciation Rights.    No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR, the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock.    A participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless an election is made by the participant under Section 83(b) of the Code with respect to the restricted stock. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount.

Other Stock-Based Awards.    The grantee generally will not have taxable income upon the issuance of the other stock-based awards and we will not then be entitled to a deduction at such time. However, when an award vests and shares are issued to the grantee, he or she will realize ordinary income and we will be entitled to a deduction in an amount equal to the difference between the fair market value of the shares at the date of issuance over the purchase price, if any, for the stock. These awards may be subject to Section 409A of the Code, and the failure of any award that is subject to Section 409A to comply with Section 409A may result in taxable income to the grantee upon the grant or vesting of the award. Furthermore, an additional 20% penalty tax may be imposed pursuant to Section 409A of the Code, and certain interest penalties may apply.

Section 162(m) Limitation.    In general, under Section 162(m) of the Internal Revenue Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under non-qualified plans) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Internal Revenue Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.”

Under Section 162(m), stock options and stock appreciation rights will satisfy the “performance-based compensation” exception if the award of the options or stock appreciation rights are made by a Board of Directors committee consisting solely of 2 or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or stock appreciation right exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Other types of awards may only qualify as “performance-based compensation” if such awards are only granted or payable to the recipients based upon the attainment of objectively determinable and pre-established performance goals which are established by a qualifying committee and which relate to performance targets which are approved by the corporation’s shareholders.

The 1999 Proposed Plan has been designed to permit the Committee to grant stock options and stock appreciation rights which will qualify as “performance-based compensation.” In addition, in order to permit awards other than stock options and stock appreciation rights to qualify as “performance-based compensation,” the 1999 Proposed Plan provides that the Committee may grant such awards which vest based on the attainment of performance targets related to any of the performance goals set forth in Section 4.3 of the Plan.

Compliance with 409A.    The Proposed 1999 Plan clarifies that, when possible, the plan shall be interpreted in a manner that complies with Section 409A of the Internal Revenue Code. The Proposed 1999 Plan also authorizes the Committee, if it determines that any option, stock option appreciation right, award of restricted stock or other award granted pursuant to the plan conflicts with Section 409A, to take such actions as the Committee determines are appropriate in order to exempt the award from Section 409A, or to otherwise preserve the intended tax treatment of the award, or to modify the award in order to comply with Section 409A.

New Plan Benefits

Awards are granted under the Proposed 1999 Plan subject to the discretion of the Committee. Therefore, it is generally not possible to determine the benefits that will be received in the future by participants in the Proposed 1999 Plan. No awards were granted to our named executive officers under the 1999 Plan during the year ending December 31, 2007.

Vote Required for Approval; Recommendation of Board of Directors

The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, provided that the total votes cast on the matter represents more than 50% in interest of all votes entitled to be cast on the matter, is required to approve the Proposed 1999 Plan. If the Proposed 1999 Plan is not approved by the shareholders, the 1999 Plan as heretofore in effect will remain in effect.

The Board of Directors has unanimously approved the Proposed 1999 Plan and unanimously recommends that shareholders vote FOR this proposal.

EQUITY COMPENSATION PLANS

The following table summarizes information with respect to options under our equity compensation plans as of December 31, 2007:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,592,178	$32.37	504,518

Equity compensation plans not approved by security holders	—	$—	—

Total	1,592,178	$32.37	504,518

RATIFICATION OF SELECTION OF

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proxy Item No. 3)

Subject to ratification by the shareholders, the Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit the financial statements of BRE for the year ended December 31, 2008. Fees for the last integrated annual audit (financial statements and Section 404 of the Sarbanes-Oxley Act of 2002), quarterly reviews and SEC filings were $959,276 and all other fees were $767,431.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting, in person or by proxy, if a quorum is present, is sufficient to ratify such selection. The Board unanimously recommends a vote FOR this proposal.

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal for presentation at the next Annual Meeting must submit the proposal to BRE Properties, Inc., 525 Market Street, 4th Floor, San Francisco, CA 94105, Attention: Corporate Secretary. Such proposal must be received not later than November 26, 2008 for inclusion in BRE's proxy statement and form of proxy relating to next year's Annual Meeting, provided that the proposals are in compliance with applicable laws and regulations.

Shareholder proposals to be presented at the 2009 Annual Meeting outside the process of Rule 14a-8 of the Securities and Exchange Commission's Proxy Rules must be received by BRE on or before February 9, 2009, or such notice will be considered untimely under Rule 14a-4(c)(1) of the Commission's Proxy Rules.

OTHER MATTERS

A description of the business experience of the executive officers of BRE is contained in our Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission. To view the report free of charge, please go to our website at www.breproperties.com.

It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting.

By Order of the Board of Directors

March 17, 2008

UPON WRITTEN REQUEST OF ANY SHAREHOLDER ENTITLED TO RECEIVE THIS PROXY STATEMENT, BRE WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE COMPANY AT 525 MARKET STREET, 4th FLOOR, SAN FRANCISCO, CA 94105, ATTENTION: INVESTOR RELATIONS DEPARTMENT. THIS REQUEST MUST INCLUDE A REPRESENTATION BY THE SHAREHOLDER THAT AS OF MARCH 14, 2008, THE SHAREHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

ANNEX A

AMENDED AND RESTATED CHARTER AND POWERS

OF THE

AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF BRE PROPERTIES , INC.

Organization

This Charter and Powers (“Charter”) of the Audit Committee (“Committee”) was prepared and approved by the Board of Directors (“Board”) of BRE Properties, Inc. (“Company”) on October 25, 1999, and was amended by the Board of Directors on March 2, 2001 and March 27, 2003, to serve as a guideline for the Committee. The Committee shall be comprised of at least three Directors who are independent of management. Members of the Committee shall be considered independent if they satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1) and have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. A member of the Committee who receives compensation from the Company solely for his or her service on the Board or who receives benefits under a tax qualified retirement plan may be considered independent. No Committee member may simultaneously serve on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and such determination is disclosed in the Company’s annual proxy statement.

All Committee members will be financially literate, and at least one member will have accounting or related financial expertise as determined by the Board in its business judgment. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the SEC or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.”

The members of the Committee shall be elected by the Board on the recommendation of the Executive Committee at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership. Committee members may be removed from the Committee, with or without cause, by the Board.

Statement of Policy

The Committee shall provide assistance to the Board in fulfilling its responsibilities to the shareholders relating to the reliability and integrity of the accounting policies, financial reporting, internal audit functions, internal accounting controls and financial disclosure practices of the Company. Further, in conjunction with counsel and the independent auditor, the Committee shall review, as it deems appropriate, the adequacy of and compliance with the system of internal controls of the Company, including compliance by the Company with applicable laws, regulations and Company policies relating to accounting, financial reporting and financial disclosure.

The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate.

In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

The Committee’s responsibility is limited to oversight. Although the Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and are in accordance with accounting principles generally accepted in the United States and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditor.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

The Committee shall remain flexible in response to changing conditions. Not by way of limitation, the Committee shall have the following specific powers and duties:

1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chair of the Committee. The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor. The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee. All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any nonmanagement director that is not a member of the Committee.

2. Be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

3. Pre-approve engagements of the independent auditor before the independent auditor is engaged by the Company to render audit or non-audit services. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

4. Obtaining a clear understanding with management and the independent auditor that the independent auditor and internal auditor are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders.

5. Reviewing, at least annually, the independence and performance of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review, the Committee shall:

(i) Obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues;

(ii) Discuss with the auditors their independence from management and the Company and the matters included in the written disclosures by the Independence Standards Board;

(iii) Obtain and review a written statement prepared by the independent auditor describing all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1, and considering the impact that any relationships or services may have on the objectivity and independence of the independent auditor;

(iv) Confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC;

(v) Consider whether the Company should adopt a policy of rotating of the annual audit among independent auditing firms;

(vi) Consider, if applicable, whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

6. Conferring with the independent auditor and the internal auditor concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing the independent auditor’s annual engagement letter as appropriate; and directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance.

7. Reviewing and discussing with the Board and management, the independent auditor and internal auditor, the scope of each annual audit, procedures to be followed, budget and the staffing of each audit, significant risks and exposures, audit activities and significant audit findings, as well as any other issues that either the independent auditor or internal auditor believes warrants the Committee’s attention.

8. Reviewing the range and cost of audit and non-audit services performed by the independent auditor.

9. Reviewing and discussing with management and the independent auditor the financial statements to be included in the Company’s Annual Report on Form 10-K and the independent auditor’s opinion rendered with respect to such financial statements, including: A) major issues regarding accounting principles and financial statement presentation, including reviewing the nature and extent of any significant changes in the Company’s selection of accounting principles or the application therein and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements. Reviewing and discussing with management and the independent auditor the interim financial statements prior to the filing of Company’s Quarterly Report on Form 10-Q. Discussing generally with management and the independent auditor earnings press releases (with particular focus on any “pro forma” or “adjusted” non-GAAP information) as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the company may provide earnings guidance. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

10. Preparing and providing to the Company the report from the Committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements.

11. Obtaining from the independent auditor and internal auditor their recommendations, if any, regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient, if any.

12. Providing an independent, direct line of communication between the Board and the internal auditor and independent auditor.

13. Reviewing, separately, with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the independent auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

14. Discussing, separately, with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

15. Discussing, separately, with the independent auditor the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees,” as then in effect.

16. Based on the review and discussions with management and the independent auditor regarding the annual audited financial statements and the SAS No. 61 matters, as well as the disclosures received from the independent auditor regarding its independence and discussions regarding the same, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.

17. Reviewing the appointment and replacement of the internal auditor and discussing with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

18. Discussing with management and the independent auditor any related-party transactions brought to the Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

19. Discussing with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.

20. Discussing with the Company’s outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.

21. Discussing with management the Company’s policies with respect to risk assessment and risk management, including, the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

22. Implementing clear policies for the company for hiring employees or former employees of the independent auditor.

23. Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and establishing procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

24. Reviewing the procedures established by the Company that monitor compliance by the Company with its loan and indenture covenants and restrictions.

25. Through its Chair, reporting regularly to, and reviewing with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

26. Maintaining minutes or other records of meetings and activities of the Committee.

27. Reviewing, at least annually, the powers of the Committee and reporting and making recommendations to the Board on these responsibilities.

28. Performing, at least annually, an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.

29. Conducting or authorizing investigations into any matters within the Committee’s scope of responsibilities. The Committee shall, at its own discretion, retain independent counsel, accountants, or other advisors (accounting, financial or otherwise) to assist it in the conduct of any investigation.

30. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

31. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

32. Reviewing and reassessing this Charter, at least annually, and making and submitting recommendations to the Board regarding its revision when and as necessary.

ANNEX B

COMPENSATION COMMITTEE CHARTER

Purpose

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of BRE Properties, Inc. (the “Company”) is to provide assistance to the directors in fulfilling their responsibilities by: (1) conducting Chief Executive Officer performance evaluations and determining the compensation of the Chief Executive Officer; (2) reviewing and approving the recommendations of the Chief Executive Officer as to compensation of all other executive officers of the Company; (3) administering the Company’s stock compensation plans; (4) reviewing management’s recommendations, recommending to the Board for approval, and evaluating all benefit programs of the Company; (5) determining the compensation of the Board; and (6) reviewing management’s Compensation Discussion and Analysis for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Committee shall ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s shareholders. In so doing, the Committee will endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, and management of the Company.

The Committee shall have the authority to undertake the specific duties and responsibilities described below and the authority to undertake such other duties as are assigned by law, the Company’s charter, bylaws or Corporate Governance Guidelines, or by the Board.

The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Composition

The Committee shall be comprised of at least three directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall: (1) qualify as independent under the Corporate Governance Standards of the New York Stock Exchange; (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended; (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and (4) be otherwise free from any relationship that, in the business judgment of the Board, would interfere with his or her exercise of business judgment as a Committee member. Members of the Committee should, in its business judgment and that of the entire Board, have a combination of business and people management experience that would be valuable in providing broad direction to the Board on matters related to: (1) compensation for non-employee directors and for the chief executive officer of the Company; and (2) advising the Board on executive compensation matters and other matters delegated to the Committee. The members of the Committee shall be appointed by the Board. Unless a Chairperson of the Committee (the “Chairperson”) is designated by the Board, the Committee may designate a Chairperson by a majority vote of the full Committee membership. Such appointment shall be made no less frequently than every three (3) years. Committee members may be removed from the Committee, with or without cause, by the Board.

Specified Duties

To fulfill its purpose as summarized above, the Committee shall be specifically responsible for:

(1)  reviewing, approving and, if necessary, recommending to the Board revisions to the compensation philosophy of the Company;

(2)  reviewing and approving corporate goals and objectives relating to the compensation of the chief executive officer, evaluating the performance of the chief executive officer in light of the goals and objectives and establishing the compensation of the chief executive officer based on such evaluation. The Committee shall have sole authority to determine the chief executive officer’s compensation;

(3)  reviewing and approving the recommendations of the Chief Executive Officer regarding all compensation for all other officers of the company (as such term is defined in Rule 16a-1 promulgated under the 1934 Act) (“executive officers”), and its subsidiaries;

(4)  managing all equity-based compensation plans;

(5)  reviewing and making recommendations to the Board regarding all incentive compensation plans;

(6)  reviewing and overseeing management with respect to all benefit programs of the Company, including any grant of perquisite benefits;

(7)  reviewing and overseeing management of executive officer and director indemnification and insurance matters;

(8)  managing and reviewing any employee loans;

(9)  overseeing, by providing written criteria for, the Board’s annual review of the performance of the Board (including its composition, size and organization), overseeing the Chief Executive Officer’s annual review of management, and making appropriate recommendations for improving performance;

(10)  annually reviewing Board compensation, recommending changes as appropriate to the Board for approval;

(11)  annually reviewing the performance of the Committee;

(12)  periodically reporting to the Board on findings and actions;

(13)  reviewing and approving all officers’ employment agreements and severance agreements;

(14)  determining the Company’s policy with respect to the application of Section 162(m) of the Internal Revenue Code;

(15)  determining the Company’s policy with respect to change of control or “parachute” payments; and

(16)  reviewing and approving management’s Compensation Discussion and Analysis to be included as part of the Company’s annual proxy statement (the “Proxy Statement Report”.)

In connection with item (4) above, the Committee’s responsibility for managing equity-based compensation plans includes responsibility for an annual review of the plan, the setting of performance targets when appropriate, granting awards under equity-based compensation plans, and approval of any and all changes, including termination of compensation plans when appropriate.

All annual plan reviews shall include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, assessing the performance of the plan’s internal administrators and reviewing management’s assessments of the performance of the plan’s external administrators if any duties have been delegated, and formally adopting any plan changes by resolution of the Committee.

Delegation of Duties

In fulfilling its responsibilities, the Committee shall, subject to the following paragraphs, be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee or, with respect to making stock-based awards under the 1999 BRE Stock Incentive Plan to employees who are not executive officers or Section 16 persons, to specified executive officers of the Company. All proposed delegations must be adopted by a resolution of the Committee and reviewed for compliance with the relevant plan and Maryland corporate law by the Company’s tax and accounting departments and outside legal counsel before they are voted upon at meetings. The resolution shall specify which duties are being delegated, to whom the duties are delegated, and which oversight powers the Committee retains.

The Committee shall not delegate its responsibilities set forth in paragraphs (2) through (5) of the Specified Duties section above or for any matters that involve executive compensation or for any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code (“Section 162(m)”) or is intended to be exempt from Section 16(b) under the 1934 Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “outside directors.”

The Committee shall, without delegation:

(1) approve all performance targets for all executive officers within the first 90 days of the performance period to which such target relates or, if shorter, within the period provided by Section 162(m) in order for such target to be “pre-established” within the meaning of Section 162(m);

(2) certify that any and all performance targets used for any performance based equity compensation plans have been met before payment of any executive bonus or compensation or exercise of any executive award granted under any such plan(s);

(3) approve all amendments to, and terminations of, all equity based compensation plans;

(4) grant any awards under any equity compensation plans to executive officers or vice presidents;

(5) approve which executive officers are entitled to awards under the Company’s stock option plan(s);

(6) approve CEO and other executive officer compensation; and

(7) approve repurchases of securities from terminated employees.

In addition, the Committee shall ensure that the shareholders of the Company approve the performance goals used to set the performance targets in any performance based equity compensation plans to the extent required, and in the manner provided, by Section 162(m) and the treasury regulations promulgated thereunder (which generally requires such approval at least every five years or earlier if such criteria are otherwise amended).

Meetings and Procedures

The Committee shall meet on a regularly-scheduled basis as determined by the Committee and on such other occasions as circumstances may dictate or the members of the Committee may from time to time determine. Meetings of the Committee shall be held upon call by the Chairman of the Board or the Chairperson. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Chairperson or, in his or her absence, another member chosen by the attending members, shall preside at each meeting.

The Chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

The Committee may form and delegate authority to subcommittees when appropriate; provided, that any such subcommittee must be comprised solely of members of the Committee and must publish its charter.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to any non-management director that is not a member of the Committee.

The Committee shall have the authority to establish its own rules and procedures consistent with the Company’s bylaws for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In discharging its responsibilities, the Committee shall have sole authority to, as it deems appropriate, select, retain and/or replace, as needed, compensation and benefits consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a consultant or search firm, the Committee shall have the sole authority to approve the associated fees and other retention terms.

The Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee and other members of the Board. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.

The Chairperson shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

Resolutions and Written Consents

All adopted plans of compensation or changes to existing plans, whether for executives, directors or other personnel, shall be detailed and attached to the final, approved minutes of the appropriate meeting. This includes any grants of options or loans made outside of any official Company plan.

Evaluation of Performance of the Committee

1. The Committee shall evaluate its own performance on an annual basis, including its compliance with this charter and the Company’s Corporate Governance Guidelines, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

2. The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

Disclosure of Charter

This Charter will be made available on the Company’s website at www.breproperties.com and to any shareholder who otherwise requests a copy. The Company’s Annual Report to Stockholders shall state the foregoing.

ANNEX C

NOMINATING & GOVERNANCE COMMITTEE CHARTER

Purpose

The purpose of the Nominating & Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of BRE Properties, Inc. (the “Company”) is to provide assistance to the directors in fulfilling their responsibilities by: (1) identifying individuals qualified to become Board members; (2) recommending to the Board the selection of director nominees for the next annual meeting of shareholders (or special meeting of shareholders at which directors are to be elected) or recommending to the Board candidates to fill vacancies on the Board; (3) reviewing the management succession plan; and (4) developing and making recommendations to the Board regarding the adoption or amendment of corporate governance guidelines and principles applicable to the Company (the “Corporate Governance Guidelines”). In so doing, the Committee will endeavor to maintain free and open means of communication between the members of the Committee, other members of the Board, and management of the Company.

The Committee shall have the authority to undertake the specific duties and responsibilities described below and the authority to undertake such other duties as are assigned by law, the Company’s charter, bylaws or Corporate Governance Guidelines, or by the Board.

The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

Composition

The Committee shall be comprised of at least three directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall: (1) qualify as independent under the Corporate Governance Standards of the New York Stock Exchange; (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended; and (3) be otherwise free from any relationship that, in the business judgment of the Board, would interfere with his or her exercise of business judgment as a Committee member. Members of the Committee should, in its business judgment and that of the entire Board, have a combination of business and people management experience that would be valuable in providing broad direction to the Board on matters delegated to the Committee. The members of the Committee shall be appointed by the Board. Unless a Chairperson of the Committee (the “Chairperson”) is designated by the Board, the Committee may designate a Chairperson by a majority vote of the full Committee membership. Such appointment shall be made no less frequently than every three (3) years. Committee members may be removed from the Committee, with or without cause, by the Board.

Specified Duties

To fulfill its purpose as summarized above, the Committee shall be specifically responsible for:

(1) recruiting and setting standards for new directors, including retaining search firms and/or outside consultants if necessary and evaluating executives recruited or promoted to positions eligible for Board membership;

(2) recommending to the Board (as soon as is reasonably practicable after a vacancy arises or a director advises the Board of his or her intention to resign) new directors for election annually by the stockholders and otherwise by appointment by the Board to fill vacancies, in compliance with the selection criteria outlined below and who are willing and available to serve; provided, however, that if the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors (for example, preferred stock rights to elect directors upon a dividend default, shareholder agreements, and management agreements), then the selection and nomination of such directors need not be subject to this process;

(3) annually reviewing the performance of individual directors and the Board as a whole, and evaluating the nomination for re-election of current directors;

(4) nominating, for election by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, and other corporate officers;

(5) reviewing the outside activities of corporate officers as they relate to service on boards of other companies and involvement and positions within industry associations, etc.;

(6) reviewing periodically with the Chairman of the Board and the Chief Executive Officer the succession plans relating to positions held by elected corporate officers, and making recommendations to the Board with respect to the selection of individuals to occupy those positions;

(7) making recommendations to the Board regarding governance matters including, but not limited to, the Company’s certificate of incorporation, bylaws, Corporate Governance Guidelines, this Charter and the Charters of the Company’s other committees;

(8) developing and recommending to the Board a policy regarding the consideration of director candidates recommended by the Company’s security holders and procedures for submission by security holders of director nominee recommendations;

(9) annually reviewing the performance of the Committee; and

(10) periodically reporting to the Board on findings and actions.

Delegation of Duties

In fulfilling its responsibilities, the Committee shall, subject to the following paragraphs, be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee or to specified executive officers of the Company. All proposed delegations must be adopted by a resolution of the Committee and reviewed for compliance with the relevant plan and Maryland corporate law by the Company’s accounting/finance department and outside legal counsel before they are voted upon at meetings. The resolution shall specify which duties are being delegated, to whom the duties are delegated, and which oversight powers the Committee retains.

Board Member Selection Criteria

A sufficient number of non-employee Board member candidates must meet the independence requirements of the New York Stock Exchange and those set forth in the Company’s Corporate Governance Guidelines, such that a majority of the Board members meet the independence requirements.

In determining whether a prospective director nominee is qualified to serve on the Board, in the exercise of the Committee’s reasonable judgment, the Committee shall also consider, but is not limited to, the following criteria in recommending candidates for election to the Board:

(1) general understanding of the Company’s business;

(2) fundamental character qualities of intelligence, honesty, good judgment, high ethics and standards of integrity, fairness and responsibility;

(3) general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

(4) experience as a board member of another publicly held company;

(5) ability to make independent analytical inquiries;

(6) educational and professional background;

(7) specific experience to fill needs or requests identified by the Board; and

(8) whether the candidate is willing and able to devote sufficient time to Board and Committee responsibilities and is willing to commit to purchase sufficient stock to meet the Stock Ownership guidelines.

Committee Selection Criteria

Each individual nominated to a Board committee will satisfy the following qualifications and be willing and available to serve:

(1) members of the chartered committees must meet the independence requirements of the New York Stock Exchange and those set forth in the Corporate Governance Guidelines;

(2) an employee director may serve as a member of the Executive Committee; provided, however, the Executive Committee must be composed of a majority of independent directors;

(3) members of the Audit Committee must, in the business judgment of the members of the Committee and the entire Board, be financially literate and at least one such member must have accounting or related financial management expertise;

(4) the Chairman of the Audit Committee will have accounting or related financial management expertise;

(5) members of the Compensation Committee must, in the business judgment of the Committee and the entire Board, have a combination of business and people management experience that would be valuable in providing broad direction to the Board on matters related to compensation for non-employee directors and for the Chief Executive Officer, and advising the Board and the Chief Executive Officer on executive compensation matters; and

(6) members of the Committee must, in the business judgment of the Committee and the entire Board, have experience that would be valuable in providing broad direction to the Board on matters related to corporate governance.

Meetings and Procedures

The Committee shall meet on a regularly-scheduled basis as determined by the Committee and on such other occasions as circumstances may dictate or the members of the Committee may from time to time determine. Meetings of the Committee shall be held upon call by the Chairman of the Board or the Chairperson. A quorum of the Committee shall consist of a majority of the members of the Committee in office at the time of any meeting and the vote of a majority of the members of the Committee present at the time of a vote, if a quorum is present at that time, shall be the act of the Committee. The Chairperson or, in his or her absence, another member chosen by the attending members, shall preside at each meeting.

The Chairperson of the Committee will preside at each meeting and, in consultation with the other members of the Committee, will set the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The Chairperson of the Committee shall ensure that the agenda for each meeting is circulated to each Committee member in advance of the meeting.

The Committee may form and delegate authority to subcommittees when appropriate; provided, that any such subcommittee must be comprised solely of members of the Committee and must publish its charter.

All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to any non-management director that is not a member of the Committee.

The Committee shall have the authority to establish its own rules and procedures consistent with the Company’s bylaws for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In discharging its responsibilities, the Committee shall have sole authority to, as it deems appropriate, select, retain and/or replace, outside consultants to provide independent advice to the Committee. The Committee shall also have the sole authority to retain and terminate search firms to be used to identify director candidates. In that connection, in the event the Committee retains a consultant or search firm, the Committee shall have the sole authority to approve the associated fees and other retention terms.

The Committee shall maintain written minutes or other records of its meetings and activities. Minutes of each meeting of the Committee shall be distributed to each member of the Committee and other members of the Board. The Secretary of the Company shall retain the original signed minutes for filing with the corporate records of the Company.

The Chairperson shall report to the Board following meetings of the Committee and as otherwise requested by the Chairman of the Board.

Evaluation of Performance of the Committee

1. The Committee shall evaluate its own performance on an annual basis, including its compliance with this charter and the Company’s Corporate Governance Guidelines, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.

2. The Committee shall review and reassess the Committee’s charter at least annually and submit any recommended changes to the Board for its consideration.

Disclosure of Charter

This Charter will be made available on the Company’s website at www.breproperties.com and to any shareholder who otherwise requests a copy. The Company’s Annual Report to Stockholders shall state the foregoing.

ANNEX D

AMENDED AND RESTATED

1999 BRE STOCK INCENTIVE PLAN

(As Amended Through January 31, 2008)

ARTICLE 1.

GENERAL

1.1  Purpose of the Plan.    The 1999 BRE Stock Incentive Plan was initially established effective January 25, 1999, and it is hereby amended and restated in its entirety as the Amended and Restated 1999 BRE Stock Incentive Plan (the “Plan”). The purpose of the Plan is to attract and retain employees and consultants who perform services for the Company or a Subsidiary of the Company and afford them the opportunity to acquire a stock ownership interest in the Company, thereby providing them incentive compensation based on the success of the Company.

1.2  Definitions.    As used in the Plan and the related Award Agreements, the following terms will have the meanings stated below:

(a) “Award” means any Option, SAR, Restricted Shares or other stock-based award granted pursuant to the Plan.

(b) “Award Agreement” means the written agreement, if any, between the Company and a participant pursuant to which an Award may be granted. The Committee shall determine the terms of each Award Agreement, subject to the terms and conditions of the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) A “Change of Control” occurs when any person or group together with its affiliates and associates (other than the Company or any of its subsidiaries or employee benefit plans), after the effective date of the Plan, acquires direct or indirect beneficial ownership of 40 percent or more of the then outstanding Shares or commences a tender or exchange offer which results in the offeror owning 40 percent or more of the then outstanding Shares. The terms “group,” “affiliates,” “associates” and “beneficial ownership” shall have the meanings ascribed to them in the rules and regulations promulgated under the Exchange Act.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Company” means BRE Properties, Inc., a Maryland corporation.

(g) “Committee” means the Compensation Committee appointed by the Board to administer the Plan. The Committee shall consist solely of two or more members of the Board who are not employees. The Board shall have the power from time to time to add or remove members of the Committee and to fill vacancies arising for any reason.

(h) “Eligible Participants” means salaried employees and other key employees, including officers and directors who are employees, of the Company or any Subsidiary, and persons that serve the Company or a Subsidiary as a consultant.

(i) “Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the price of a Share (or other securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

(j) “Exchange Act” means the Securities Exchange Act of 1934.

(k) The “Fair Market Value” of a Share on any date means the closing price per Share on the New York Stock Exchange for that day (or, if no Shares were publicly traded on that Exchange on that date, the next preceding day that Shares were so traded on that Exchange).

(l) “Incentive Stock Option” or “ISO” means an Option that meets the requirements of Section 422(b) of the Code.

(m) “Non-qualified Stock Option” or “NQSO” means an Option that is not intended to qualify as an ISO.

(n) “Option” means an option to purchase Shares and shall be either an ISO or a NQSO.

(o) “Optionee” means the holder of an Option.

(p) “Option Price” means the price to be paid for Shares upon exercise of an Option as determined in accordance with Section 2.2.

(q) “Restricted Shareholder” shall have the meaning set forth in Section 4.1.

(r) “Restricted Shares” means Shares issued pursuant to Article 4.

(s) “Share Appreciation Right” or “SAR” means a right granted pursuant to Article 3.

(t) “Shares” means shares of common stock, $.0l par value, of the Company.

(u) “Share Units” means a right to receive shares in the future.

(v) “Subsidiary” means any corporation or other entity in which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power, or which is otherwise controlled by the Company.

1.3  Administration of Plan.

(a) The Plan shall be administered by the Committee; provided, however, that (i) the Board shall at all times be entitled to act in the Committee’s stead, and (ii) to the extent permitted by applicable law, the Committee may delegate any of its responsibilities and powers to any of its members or other persons selected by the Committee. Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

(i) The Eligible Participants to whom Awards shall be granted. Awards may be made to the same person on more than on occasion;

(ii) The number of Shares to be covered by an Award;

(iii) Which Options granted shall be ISOs and which shall be NQSOs;

(iv) The period and conditions, if any, under which each Award shall vest or be exercisable (including acceleration of an Award); and

(v) The terms and conditions of each Award Agreement.

(b) The Committee’s decision construing, interpreting and administering the Plan shall be conclusive and binding on all parties. No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or to any Award granted pursuant to the Plan.

1.4  Types of Grants and Awards Under Plan.    Awards under the Plan may be in the form of Options, SARs, Restricted Shares or other stock-based Awards. The date of grant of an Award hereunder shall be deemed to be the date of action by the Committee, notwithstanding that issuance may be conditioned on the execution of an Award Agreement.

1.5  Transferability.    Except as permitted by the Committee, Awards under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder’s lifetime only by the holder or the holder’s guardian or legal representative. Notwithstanding the foregoing, in no event may an Award be sold, pledged, assigned, hypothecated, transferred, or disposed of for consideration.

1.6  Shares Subject to Plan.    The maximum number of Shares which may be issued under this Plan (subject to adjustment in accordance with Section 6.4) shall be 4,500,000 Shares, including the 750,000 Shares authorized in the Company’s 1998 Broad-Based Employee Stock Plan (which plan shall terminate and be incorporated herein upon shareholder approval of this 1999 Plan); plus any Shares that are subject to Awards granted under any other prior stock plan of the Company to the extent that, following termination of that prior plan, the Award is forfeited, expires or is canceled without delivery of Shares. In the event that any outstanding Award under this Plan shall expire or terminate for any reason, the Shares allocable to the unused or forfeited portion of that Award may again be available for additional Awards under the Plan. In the event that the Option Price is paid by delivery of already-owned Shares upon exercise of an Option, only the net Shares issued shall be deemed utilized for purposes of this Section 1.6; provided, however, that the maximum number of Shares for which ISOs may be granted under the Plan shall be 4,500,000 Shares (subject to adjustment in accordance with Section 6.4).

1.7  Maximum Awards to a Participant.    The maximum number of Shares that may be covered by Awards granted under the Plan to any one person during any calendar year shall be 1,000,000 Shares (subject to adjustment in accordance with Section 6.4).

1.8  Effective Date and Term of Plan.

(a) The amendment and restatement of the Plan shall be effective on January 31, 2008, subject to approval, within 12 months after that date, by a majority of those outstanding Shares of voting stock of the Company voting in person or by proxy at a duly held shareholder meeting. To the extent any Awards are granted prior to shareholder approval of the Plan, the Awards shall be contingent on shareholder approval of the Plan.

(b) The Board may terminate the Plan at any time. If not sooner terminated by the Board, the Plan will expire on January 31, 2018. Expiration or termination of the Plan will not affect the validity of any Awards then outstanding.

ARTICLE 2.

STOCK OPTIONS

2.1  Option Agreements.    The grant of an Option may be evidenced by a written Option Agreement. Each Option Agreement shall state the number of Shares subject to the Option, the Option Price, the Option period, the method of exercise, the manner of payment, the restrictions on transfer, and such other terms and conditions as the Committee shall determine consistent with the Plan.

2.2  Option Price.    The price to be paid for Shares upon the exercise of an Option shall be fixed by the Committee at the time the Option is granted, but shall in no event be less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

2.3  Duration of Option.    No Option shall be exercisable after the expiration of ten years from the date of grant.

2.4  Date of Exercise.    Any Option may be exercised at any time following the date of grant, in whole or in part, unless the Committee shall otherwise provide for vesting or other restrictions under which an Option may be exercised by the Optionee, in whole or in part. In the discretion of the Committee, an Option may become immediately and fully exercisable upon the occurrence of certain times or events, including, without limitation, (i) in the event of death or permanent disability of the Optionee or (ii) upon a Change of Control.

2.5  Method of Exercise.    The Committee shall establish procedures governing the exercise of an Option consistent with the purposes of the Plan. Such procedures may include, without limitation, delivery to the Company of written notice of exercise accompanied by payment in full of the Option Price for the Shares to which the exercise relates and payment of any amount necessary to satisfy any withholding tax liability that may result from exercise of the Option.

2.6  Payment of Option Price.    Upon exercise of an Option, the Option Price for the Shares to which the exercise relates shall be paid in full in cash or, as permitted by the Committee, (i) by tendering to the Company, by either actual delivery or by attestation of ownership, already-owned Shares having a Fair Market Value equal to the Option Price on the date of exercise, (ii) by cashless exercise methods which are permitted by law, including, without limitation, methods whereby a broker sells the Shares to which the exercise relates or holds them as collateral for a margin loan, delivers the Option Price to the Company, and delivers the remaining proceeds to the Optionee (and in connection therewith the Company may establish a cashless exercise program, including a program where, in the discretion of Committee, the commissions on the sale of Shares to which the exercise relates are paid by the Company), or (iii) by any combination of cash and already-owned Shares or such cashless exercise methods having a combined value equal to the Option Price. In the discretion of the Committee, already-owned Shares must have been owned by the Optionee at the time of exercise for at least the period of time specified by the Committee (which generally shall be not less than six months). Whenever payment of the Option Price would require delivery of a fractional Share, the Optionee shall deliver the next lower whole number of Shares and a cash payment shall be made by the Optionee for the balance of the Option Price.

2.7  Termination of Employment.    Unless otherwise provided by the Committee in the Award Agreement, in the event of a termination of an Optionee’s employment with the Company, the Optionee may exercise the Option (to the same extent the Optionee could have exercised it on the date of termination) for a period of ninety (90) days from the date of termination (but not beyond the original Option term), and the Option shall terminate upon the expiration of such ninety day period, so long as the Optionee gives the Company two weeks notice and cooperates in transition. Otherwise, the Option shall terminate upon Optionee’s termination. However, (i) if an Optionee dies or becomes permanently disabled, unless otherwise provided by the Committee in the Award Agreement, the Optionee or the Optionee’s estate, personal or legal representative or beneficiary, may exercise the Option (to the same extent the Optionee could have exercised it on the date of death or permanent disability) for a period of 12 months from the date of death or disability, but not beyond the original Option term, (ii) with respect to an Optionee who either (A) is not an officer of the Company with the title of Senior Vice President or higher at the time of retirement, or (B) is an officer of the Company with the title of Senior Vice President or higher at the time of retirement but who fails to satisfy the Retirement Conditions (as defined below), unless otherwise provided by the Committee in the Award Agreement, if the Optionee retires at or after Retirement Age (as defined below), the Optionee may exercise the Option (to the same extent the Optionee could have exercised it on the date of retirement) for a period of 12 months from the date of retirement, but not beyond the original Option term, and (iii) with respect to an Optionee who is an officer of the Company with the title of Senior Vice President or higher at the time of retirement and who satisfies the Retirement Conditions, unless otherwise provided by the Committee in the Award Agreement, any outstanding Options held by the Optionee shall, as of the date of retirement, become vested and exercisable according to the following schedule, and the vested portion of such Options shall remain exercisable until the expiration of the original Option term:

Age at Retirement	Percentage of then Unvested Shares which Shall Become Vested upon Retirement
55	0%
56	20%
57	40%
58	60%
59	80%
60 and higher	100%

provided, however, that if the Optionee’s age at retirement is between the yearly increments set forth in the table above, the Option shall vest with respect to an additional pro rata percentage of the unvested shares subject thereto based on the number of full months of the Optionee’s age between the yearly increments. For example, if the Optionee’s age at retirement is 58 years and 6 months, the Option shall become vested with respect to a total of 70% of the unvested shares subject thereto; if the Optionee’s age at retirement is 58 years and 9 months, the Option shall become vested with respect to a total of 75% of the unvested shares subject thereto.

For purposes of the Plan, the Optionee shall be deemed to have reached “Retirement Age” when the sum of the Optionee’s actual age plus the number of the Optionee’s years of service with the Company is greater than or equal to sixty-five (65), provided that the Optionee’s actual age is not less than fifty-five (55). The Committee, in its absolute discretion, shall determine all matters and questions relating to the computation of an Optionee’s years of service with the Company. The Optionee shall be deemed to have satisfied the “Retirement Conditions” if the Optionee retires at or after Retirement Age and the Optionee has provided the Committee with not less than 12 months advance written notice of his or her retirement date.

2.8  Early Exercisability.    The Committee may provide that, with respect to any Option, the Optionee may, at any time before a termination of the Optionee’s service with the Company, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that Shares acquired upon exercise of an Option pursuant to this Section 2.8 shall be subject to such terms and conditions as the Committee shall determine in its sole and absolute discretion, including, without limitation, forfeiture restrictions, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, a right of first refusal in favor of the Company with respect to permitted transfers of Shares, and “bring-along” rights. Such terms and conditions may, in the Committee’s sole discretion, be contained in the applicable Option agreement (or an amendment thereof) or exercise notice, restricted stock purchase agreement, or such other agreement as the Committee shall determine, in each case in a form determined by the Committee in its sole discretion. The issuance of such Shares shall be conditioned on the Optionee’s consent to such terms and conditions or the Optionee’s entering into such agreement or agreements.

2.9  Extension of Exercisability.    The Committee may provide in an Optionee’s Option agreement that if the exercise of the Option following the termination of the Optionee’s service with the Company or the Optionee’s tender of already-owned Shares or the sale of Shares pursuant to a “cashless exercise” in connection with such exercise would violate applicable federal or state securities laws, then the Option shall not terminate until the earlier to occur of (i) the expiration of the term of the Option or (ii) the expiration of a period of three (3) months immediately following the first date on which the exercise of the Option (or such tender of already-owned Shares or sale of Shares pursuant to a “cashless exercise”) would not be in violation of such securities laws, as determined by the Committee.

ARTICLE 3.

SHARE APPRECIATION RIGHTS

3.1  Grant of SARs.    Share appreciation rights may be granted (a) in connection with all or any part of any Option granted under the Plan, or (b) independent of an Option. A SAR shall be subject to the terms and conditions determined by the Committee, consistent with the Plan.

3.2  Coupled SARs.    A SAR granted in connection with all or any part of any Option (a “CSAR”) shall be included in the related Award Agreement between the Company and the Optionee, and the number of CSARs granted to an Optionee shall not exceed the number of Shares which the Optionee may purchase upon exercise of the related Option. A holder of CSARs may exercise such rights, in whole or in part, in lieu of exercise of the related Option, only to the same extent and subject to the same conditions as the related Option is then exercisable and unexercised. At the time of exercise, the Optionee shall surrender the Option with respect to the number of Shares equal to the number of CSARs exercised, and the number of Shares available for the grant of future Options and SARs under the Plan shall be reduced by the number of Shares with respect to which an Option is so surrendered. The Committee, in its discretion, may prescribe terms, conditions and limitations on the exercise of CSARs.

3.3  Independent SARs.    A SAR granted independent of an Option (an “ISAR”) shall have a term established by the Committee in its discretion, which term shall not be more than ten years following the date of grant of the ISAR. An ISAR shall cover such number of Shares (and shall be exercisable in such installments) as the Committee may determine. The exercise price per Share subject to each ISAR shall be set by the Committee, but shall in no event be less than 100% of the Fair Market Value of the Shares on the date the ISAR is granted.

3.4  Payment of SARs.    Upon exercise of SARs (in consideration of the surrender of the related Option with respect to the exercise of a CSAR), the holder thereof shall be entitled to receive, with respect to each such right, an amount equal to the excess of the Fair Market Value of one Share at the time of exercise over the exercise price per Share of the SAR (which, for a CSAR, is the Option Price per Share for the Shares subject to the related Option and CSAR being exercised). This amount shall be payable as the determined by the Committee, in cash, Shares or any combination of cash and Shares. If the holder of the SAR is to receive all or any portion of such amount in Shares, the number of Shares shall be determined by dividing such amount or portion thereof by the Fair Market Value per Share at the time of exercise. If the number of Shares so determined is not a whole number, such number shall be reduced to the next lower whole number.

ARTICLE 4.

RESTRICTED SHARES

4.1  Award of Restricted Shares.    The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award Shares to be held under the restrictions set forth in this Article 4 (and Section 6.12) to any Eligible Participant. Upon making such an award, the Company shall cause Restricted Shares to be issued and registered in the name of the person to whom Restricted Shares are awarded (the “Restricted Shareholder”).

4.2  Restrictions.    Restricted Shares shall be subject to forfeiture upon such terms and conditions, e.g., continued employment or service and performance goals, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time Restricted Shares are awarded. The Committee may, in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares, including upon a Change of Control.

4.3  Performance Goals.

(a) The Committee may designate whether any Restricted Share Award is intended to be “performance-based compensation” under Code Section 162(m). Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance goals. Each performance goal that may be used by the Committee for such Awards shall identify one or more business criteria that is to be monitored during the relevant period. Such criteria may include, among other things, any of the following when compared to the Company’s prior performance or to peer companies designated by the Committee: funds from operations per Share (“FFO per Share”); ratio of Common Stock price to FFO per Share; same property performance; return on net assets; operating ratios; cash flow; shareholder return; revenue growth; net income; earnings per Share; debt reduction; return on investment; or revenue.

(b) The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.

4.4  Forfeiture of Restricted Shares.    In the event of the forfeiture of any Restricted Shares, the Company shall have the right to reacquire all or any portion of such Shares, as determined by the Committee in its sole discretion, without the payment of consideration in any form to such Restricted Shareholder, and the Restricted Shareholder shall unconditionally forfeit any right, title or interest to such Restricted Shares. All forfeited Restricted Shares shall be transferred and delivered to the Company. The Committee may, in its sole discretion, waive in writing the Company’s right to reacquire some or all of a holder’s Restricted Shares, whereupon such Shares shall become fully vested in such Restricted Shareholder.

4.5  Escrow.    In order to administer the provisions of this Article 4, the stock certificates evidencing Restricted Shares, although issued in the name of the Restricted Shareholder, shall be held by the Company in escrow subject to delivery to the Restricted Shareholder upon vesting. A person’s receipt of an Award of

Restricted Shares pursuant to the Plan shall constitute the grant of an irrevocable power of attorney to the Company to permit the transfer and delivery to the Company of any or all Restricted Shares which are forfeited to the Company.

4.6  Dividends on Restricted Shares.    While the Restricted Shares are held in escrow, all cash dividends the Company pays on the Restricted Shares shall be subject to such terms, conditions and restrictions on payment as the Committee shall determine, and shall be delivered directly to the Restricted Shareholder, to the escrow account, or otherwise held in the manner specified by the Committee. Share dividends or other dividends in kind on any Restricted Shares held in escrow shall be paid into such escrow in the name of the Restricted Shareholder and shall be subject to the same restrictions on disposition and forfeiture provisions applicable to the Restricted Shares on which such dividend was paid.

ARTICLE 5.

OTHER STOCK-BASED AWARDS

The Committee, in its discretion, may grant Awards under the Plan in the form of Shares or Share Units, either current or deferred, restricted or unrestricted, and in tandem or combination with, or as an alternative to, any other compensation plan of the Company. The Committee shall determine the terms and conditions of Awards granted pursuant to this Article 5., subject to the restriction on vesting set forth in Section 6.12.

ARTICLE 6.

MISCELLANEOUS

6.1  Notices.    All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or messenger or facsimile transmission, addressed

(a)	if to the Company, at

BRE Properties, Inc.

525 Market Street, 4th Floor

San Francisco, CA 94105

Attn: Treasurer

(b)	if to the Award holder, at the last address shown on the Company’s personnel records, or

(c)	to such address as either party shall later designate by notice to the other.

6.2  Amendment or Termination.    The Board or the Committee may, at any time and from time to time, modify, amend, suspend or terminate the Plan in any respect; except that an amendment increasing the number of Shares subject to the Plan or extending the term of the Plan shall require approval within 12 months by the shareholders in the manner specified in Section 1.8(a) of the Plan. The Board or the Committee may also modify or amend the terms and conditions of any outstanding Award, subject to the consent of the holder and consistent with the provisions of the Plan.

6.3  Leave of Absence.    The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any grant under the Plan. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall be treated as a termination of employment or service within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on grants and awards under the Plan.

6.4  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the Share price other than an Equity Restructuring, the Committee shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 1.6 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award limit in Section 1.7); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per Share for any outstanding Awards under the Plan.

(b) In the event of any transaction or event described in Section 6.4(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Award holder’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles.

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 6.4 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and/or

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 6.4(a) and 6.4(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 6.4(c) shall be nondiscretionary and shall be final and binding on the affected Award holder and the Company.

(ii) The Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 1.6 on the maximum number and kind of Shares which may be issued under the Plan, adjustments of the Award limit set forth in Section 1.7.

(d) Notwithstanding any other provision of the Plan, in the event of a Change of Control, a transaction in which the Company merges or consolidates with another entity and is not the surviving entity, or if the Company is liquidated or sells or otherwise disposes of substantially all its assets, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the transaction described in this Section 6.4(d)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, does not assume such Awards or does not substitute similar stock awards for those outstanding under the Plan, then all outstanding Awards granted under the Plan shall terminate upon the effective time or consummation of such transaction. The Committee may, in its sole discretion and notwithstanding anything contained in the applicable Award Agreement, elect to accelerate all or a portion of the vesting of any Awards in connection with such transaction. In the event of the termination of Awards, each holder thereof shall be permitted, within a specified period of time prior to the consummation of the transaction as determined by the Committee, to exercise all outstanding Options and/or SARs held by such holder which are then vested and exercisable or will become vested and exercisable as of the effective time or consummation of the transaction. For the purposes of this Section 6.4(d), an Award shall be considered assumed if, following the transaction, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the transaction, the consideration (whether stock, cash, or other securities or property) received in the transaction by the holder of a Share on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per Share consideration received by holders of Shares in the transaction.

(e) The Company may, in its discretion, include such further provisions and limitations in any Award Agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(f) The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(g) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

6.5  General Restriction.    Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the related Shares upon any securities exchange or under any state or federal law, (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an Award restricting disposition of Shares, is necessary or desirable as a condition of, or in connection with, the making of an Award or the issue for purchase of Shares thereunder, then such grant shall not be effective in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

6.6  Withholding Taxes.    The Company, with the approval of the Committee, may, at the request of an employee, retain Shares which would otherwise be delivered to the employee upon exercise of an Option or granting or vesting of Restricted Shares or other Award, to satisfy the minimum statutory withholding tax liability that may result from such exercise or vesting. The Shares shall be valued for this purpose at their Fair Market Value on the date of the exercise or vesting, as the case may be. Whenever, under the Plan, payments by the Company are made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements.

6.7  No Right to Employment.    Nothing in the Plan nor in any agreement entered into pursuant to the Plan shall confer upon any Award holder the right to continue in the employment or service of the Company, nor affect any right which the Company may have to terminate the employment or service of such person.

6.8  Rights as Shareholder.    No holder of an Award shall have rights as a shareholder with respect to Shares acquired under the Plan unless and until the certificates for such Shares are delivered to him or her or the holder otherwise becomes the record owner of such Shares.

6.9  Exchange Act Section 16.    With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

6.10  Prohibition on Repricing.    Notwithstanding any provision in this Plan to the contrary, no Option or SAR may be amended to reduce the Option Price per share of the shares subject to such Option or the exercise price of such SAR, as applicable, below the Option Price or exercise price as of the date the Option or SAR is granted. In addition, no Option, SAR or other equity may be granted in exchange for, or in connection with, the cancellation or surrender of an Option, SAR or other award having a higher Option Price or exercise price.

6.11  Buyout Provision.    The Committee may, subject to shareholder approval (other than pursuant to Section 6.4), at any time offer to buyout for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Optionee or other Award holder at the time that such offer is made.

6.12  Full Value Award Vesting Limitations.    Notwithstanding any other provision of the Plan to the contrary, grants of Restricted Shares as well as Awards granted pursuant to Article 5 shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the total number of Shares available for grant pursuant to Section 1.6 may be granted to any one or more Eligible Participants without respect to such minimum vesting provisions.

6.13  Section 409A.    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

ARTICLE 7.

DISTRIBUTION

7.1  Provisions Regarding the Distribution.

(a) For purposes of this Plan and the related Option agreements, the following terms shall have the meanings stated below:

(i) “Common Stock” means the common stock of the Company, par value $.01 per share.

(ii) “Distribution” means the distribution to the holders of the Common Stock of one share of VelocityHSI Common Stock for each five shares of Common Stock held by such stockholders, as more fully described in the Contribution and Distribution Agreement between the Company and VelocityHSI.

(iii) “VelocityHSI” means VelocityHSI, Inc., a Delaware corporation.

(iv) “VelocityHSI Common Stock” means the common stock of VelocityHSI, par value $.01 per share.

(b) Immediately prior to the Distribution, all outstanding options to purchase Common Stock granted under this Plan (each, a “BRE Option”) shall be adjusted (the “Option Adjustment”) such that (i) each holder of a BRE Option shall also be issued an option to purchase one share of VelocityHSI Common Stock for each five shares of Common Stock subject to the BRE Option (each adjusted option to purchase VelocityHSl Common Stock, an “Adjusted VelocityHSI Option”), and (ii) the exercise price of the BRE Option shall be reduced as more fully described in the following sentence (each adjusted option to purchase Common Stock, an “Adjusted BRE Option”). Pursuant to the Option Adjustment, the intrinsic value of the BRE Options immediately prior to the Distribution shall be preserved immediately after the Distribution, and the exercise price of the BRE Options shall be allocated between the Adjusted BRE Options and the Adjusted VelocityHSI Options based upon the relative values of the Common Stock and the VelocityHSI Common Stock.

(c) Following the date of the Option Adjustment, all Adjusted BRE Options which are issued as a result of BRE Options granted under this Plan shall remain subject to the terms of this Plan and any applicable option agreement, and all Adjusted VelocityHSI Options which are issued as a result of BRE Options granted under this Plan shall be subject to the terms of the applicable option agreement and the terms of the VelocityHSI, Inc. 2000 Equity Incentive Plan, to the extent that it is not inconsistent with the terms of the applicable option agreement.

(d) For purposes of this Plan, with respect to Adjusted BRE Options held by persons who are service providers to VelocityHSI as a result of the Option Adjustment, references to service or termination of service in this Plan and in the applicable option agreement shall be deemed to refer to service or termination of service with VelocityHSI and its subsidiaries or affiliates.

PROXY CARD

BRE PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Constance B. Moore and Kerry Fanwick, or either of them, as proxies, with full power of substitution, to vote as directed all shares of common stock of BRE Properties, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of BRE Properties, Inc., to be held at Le Meridien Hotel, 333 Battery Street, San Francisco, California 94111 at 10:00 a.m., Pacific Time, on May 15, 2008, and at any adjournment or postponement thereof. The shares entitled to be voted by me (us) will be voted as instructed below and on the other side of this card. By signing this proxy, the undersigned also authorizes each designated proxy to vote at his/her discretion on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. If this card contains no specific voting instructions, my (our) shares will be voted FOR the election of all nominees for Director and FOR Items 2 and 3, and in the discretion of each designated proxy on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.

(Continued, and to be marked, signed and dated on the reverse side).

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Please consider enrolling in electronic delivery of future proxy materials. You will receive fast, easy and secure 24/7 online access to your investment plan statements, tax documents and more. Simply log onto Investor ServiceDirect® at www.bnymellon.com/shareowner/isd and choose MLinkSM, where step-by-step instructions will prompt you through enrollment.

Please mark here for address change or comments	☐
SEE REVERSE SIDE

1. Election of Directors	FOR ALL	WITHHELD FOR ALL		FOR	AGAINST	ABSTAIN
Nominees:	☐	☐

2.  Approve the Amended and Restated 1999 BRE Stock Incentive Plan to, among other things, extend the term of the 1999 BRE Stock Incentive Plan, as previously amended, for 10 years and to increase the maximum number of shares reserved for issuance at any time thereafter from 3,500,000 shares to 4,500,000.

				☐	☐	☐
01 Paula F. Downey,
02 Robert A. Fiddaman,
03 Irving F. Lyons, III,
04 Edward E. Mace,
05 Christopher J. McGurk,				FOR	AGAINST	ABSTAIN
06 Matthew T. Medeiros,			3. Ratification of appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the year ending December 31, 2008.	☐	☐	☐
07 Constance B. Moore,
08 Jeanne R. Myerson and
09 Thomas E. Robinson
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

WILL ATTEND
				If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐
Votes MUST be indicated in black or blue ink.
Sign, date and return this proxy card promptly using the enclosed envelope.

The undersigned by executing below acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

Signature	Signature	Date

Please sign exactly as name appears on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, give full title. If more than one trustee, all should sign.

Ù  FOLD AND DETACH HERE  Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/bre Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site.	OR	TELEPHONE 866.540.5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 15, 2008:

The Proxy Statement, Form 10K and Annual Report are available at www.breproperties.com/investors/proxy.